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                                     REIMBURSEMENT AND CASH DEPOSIT AGREEMENT

                                                       AMONG

                                              KARRATHA SPIRIT PTY LTD
                                                (ACN 094 385 556),
                                                    as Obligor

                                           NEDSHIP BANK (AMERICA) N.V.,
                                           as Agent and Security Trustee

                                                        AND

                                                     THE BANKS
                                                as provided herein.

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                                                 February 16, 2001

01029.013 #221997

                                                       INDEX
                                                       -----

                                                                                                   PAGE
                                                                                                   ----

                                                     EXHIBITS
                                                     --------

A                 Letter of Guarantee
B                 Guaranty
C                 Form of Mortgage (not attached)
D                 Form of Earnings Assignment (not attached)
E                 Form of Insurances Assignment (not attached)
F                 Form of Consent and Agreement to the Earnings Assignment (not attached)
G                 Form of Assignment and Assumption Agreement (not attached)
H                 Form of Compliance Certificate (not attached)
I                 Accession Agreement (not attached)

01029.013 #221997

                                     REIMBURSEMENT AND CASH DEPOSIT AGREEMENT
                                     ----------------------------------------

                  THIS REIMBURSEMENT AND CASH DEPOSIT AGREEMENT dated February 16, 2001 (this "Agreement") is made among KARRATHA SPIRIT PTY LTD (ACN 094 385 556), a company organized and existing under the laws of New
South Wales, Commonwealth of Australia (the "Borrower" and together with any Person that becomes a party to this
Agreement under an Accession Agreement pursuant to Section 7.4(a) hereof (each a "Collateral Vessel Owner") each individually referred to as an "Obligor" and collectively as the "Obligors"), the BANKS listed on the signature pages hereof and any additional banks as may become a party hereto pursuant to Clause 8 (the "Banks") and NEDSHIP
BANK (AMERICA) N.V. ("Nedship"), as agent (the "Agent") and security trustee (the "Security Trustee").

                  WHEREAS the Borrower and RABO Australia Limited (the "Lender") are parties to a loan agreement dated the date hereof (the "Loan Agreement") providing for (among other things) the making of a loan of
US$34,000,000 (the "Loan") by the Lender to the Borrower to enable the Borrower to acquire the Australian flag vessel KARRATHA SPIRIT;

                  WHEREAS, it is a condition precedent to the making of the Loan that Rabobank Curacao N.V. (the
"Loan Guarantor") deliver to the Lender a letter of guarantee ("Letter of Guarantee") to provide for the guarantee of the obligations of the Borrower under the Loan Agreement as security therefor;

                  WHEREAS, it is a condition precedent to the delivery of the Letter of Guarantee by the Loan
Guarantor that the Banks deliver to the Loan Guarantor cash in the amount of US$34,000,000 (the "Cash Deposit")
or any substitute therefor as provided in that certain Loan Guarantee Agreement (as defined herein) as security for the Loan Guarantor's performance under the Letter of Guarantee;

                  WHEREAS, the Obligors have requested the Loan Guarantor to issue the Letter of Guarantee to the
Lender and the Banks to deliver the Cash Deposit or any substitute therefor to the Loan Guarantor; and

                  WHEREAS, the Banks are willing to deliver the Cash Deposit or any substitute therefor to the
Loan Guarantor on the terms and conditions of this Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                                 WITNESSETH THAT:

1.       DEFINITIONS

1.1      Defined Terms.  In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"                                means Ernst & Young, or such other recognized
                                                            international accounting firm as shall be approved
                                                            by the Banks, such approval not to be unreasonably
                                                            withheld;

"Accession Agreement"                                       an agreement substantially in the form of Exhibit I
                                                            hereto pursuant to which a wholly-owned subsidiary
                                                            of the Guarantor is made an Obligor in accordance
                                                            with the terms hereof;

"Adjusted Consolidated Net Income"                          means the aggregate net income (or loss) of the
                                                            Guarantor and its consolidated Subsidiaries
                                                            determined in accordance with GAAP; provided that
                                                            the following items shall be excluded in computing
                                                            Adjusted Consolidated Net Income (without
                                                            duplication): (i) the effects of foreign currency
                                                            exchange adjustments under GAAP, (ii) any gains or
                                                            losses (on an after-tax basis) attributable to
                                                            vessel sales or to prepayment of Indebtedness and
                                                            (iii) any extraordinary gains (or losses).

"Affiliate"                                                 means, with respect to any Person, any other Person
                                                            directly or indirectly controlling, controlled by or
                                                            under common control with such Person.  For the
                                                            purposes of this definition, "control" (including,
                                                            with correlative meanings, the terms "controlled by"
                                                            and "under common control with") as applied to any
                                                            Person means the possession directly or indirectly
                                                            of the power to direct or cause the direction of the
                                                            management and policies of that Person whether
                                                            through ownership of voting securities or by
                                                            contract or otherwise;

"Agent"                                                     has the meaning ascribed thereto in the Preamble to
                                                            this Agreement;

"Agreement"                                                 means this Agreement as such term is used in the
                                                            Preamble hereto as the same shall be amended,
                                                            modified or supplemented from time to time;

"Applicable Office"                                         means, as to each Bank, its office located at its
                                                            address set forth on the signature pages hereof or
                                                            such other office as such Bank may hereafter
                                                            designate as its Applicable Office by notice to the
                                                            Obligors and the Agent;

"Assignment and Assumption                                  means the Assignment and Assumption
Agreement(s)"                                               Agreement(s) executed pursuant to Clause 8
                                                            substantially in the form of Exhibit G;

"Assignment Notices"                                        means:
                                                            a)       the notices with respect to the Earnings
                                                                     Assignments executed by the Owners pursuant
                                                                     to Clause 4.1(c) substantially in the form
                                                                     set out in Exhibit 1 thereto or in such
                                                                     other form as the Agent may agree; and
                                                            b)       the notices with respect to the Insurances
                                                                     Assignments executed by the Owners pursuant
                                                                     to Clause 4.1(c) substantially in the form
                                                                     set out in Exhibit 1 thereto or in such
                                                                     other form as the Agent may agree;

"Assignments"                                               means the Earnings Assignments and the Insurances
                                                            Assignments;

"Banking Day(s)"                                            means day(s) on which banks are open for the
                                                            transaction of business of the nature required by
                                                            this Agreement in Vancouver, Canada, Curacao,
                                                            Netherlands Antilles, Sydney, Australia, Frankfurt,
                                                            Germany and New York, New York;

"Banks"                                                     has the meaning ascribed thereto in the Preamble to
                                                            this Agreement;

"Bareboat Equivalent Rate"                                  means on the Valuation date the FSO Charter Tanker
                                                            Rate (as such term is identified in Section 2.2.1 of Schedule A1 of the
                                                            Woodside Charter such rates to be adjusted if an
                                                            Offhire period extends beyond 14 days) payable by
                                                            Woodside Energy to the Borrower for chartering
                                                            services after adjustment for estimated taxes.
                                                            Estimated taxes shall be calculated based on
                                                            earnings before tax adjusted for interest expense
                                                            and tax depreciation multiplied by the effective
                                                            Australian  tax rate;

"Bond Offering"                                             means that certain issue by the Guarantor of
                                                            US$225,000,000 of 8.32% First Preferred Mortgage
                                                            Notes due February 1, 2008 made pursuant to the
                                                            Prospectus dated January 19, 1996;

"Borrower"                                                  has the meaning ascribed thereto in the Preamble to
                                                            this Agreement;

"Cash Deposit"                                              has the meaning ascribed thereto in the Preamble to
                                                            this Agreement as such may be reduced from time to
                                                            time pursuant to the terms of this Agreement,
                                                            provided, however, that in the event that pursuant
                                                            to the terms of the Loan Guarantee Agreement the
                                                            Loan Guarantor accepts a letter of guarantee from
                                                            any Bank in lieu of such Bank's Cash Deposit Amount,
                                                            all references in this Agreement to the Cash Deposit
                                                            and with respect to such Bank shall be deemed to
                                                            relate to be references to such Bank's letter of
                                                            guarantee;

"Cash Deposit Amount"                                       means, with respect to any Bank at any time, (i)
                                                            prior to the Date of Issuance, the amount set forth
                                                            opposite the name of such Bank on the signature
                                                            pages hereof and (ii) on or after the Date of
                                                            Issuance, such Bank's Percentage Share of the Cash
                                                            Deposit at such time, provided, however, that in
                                                            the event that pursuant to the terms of the Loan
                                                            Guarantee Agreement the Loan Guarantor accepts a
                                                            letter of guarantee from any Bank in lieu of such
                                                            Bank's Cash Deposit Amount, all references in this
                                                            Agreement to such Bank's Cash Deposit Amount shall
                                                            be deemed to be references to the amount available
                                                            under such Bank's letter of guarantee;

"Change of Control"                                         means such time as (i) a "person" or "group" (within
                                                            the meaning of Section 13(d) and 14(d)(2) of the
                                                            Exchange Act of 1934, as amended) other than Cirrus
                                                            Trust or the JTK Trust becomes the ultimate
                                                            "beneficial owner" (as defined in Rule 13d-3 under
                                                            the Exchange Act of 1934, as amended) of more than
                                                            50% of the Guarantor or (ii) individuals who at the
                                                            beginning of any period of two consecutive years
                                                            constituted the Board of Directors (together with
                                                            any new directors whose election by the Board of
                                                            Directors or whose nomination by the Board of
                                                            Directors for election by the Guarantor's
                                                            stockholders was approved by a vote of at least
                                                            two-thirds of the members of the Board of Directors
                                                            then in office who either were members of the Board
                                                            of Directors on the Date of Issuance or whose
                                                            election or nomination for election was previously
                                                            so approved) cease for any reason to constitute at
                                                            least 50% of the members of the Board of Directors
                                                            then in office

"Charter(s)"                                                means the Woodside Charter and each Collateral
                                                            Vessel Charter;

"Charterers"                                                means Woodside Energy and/or each Collateral Vessel
                                                            Charterer;

"Collateral Vessel"                                         has the meaning ascribed thereto in Clause 7.4(a);

"Collateral Vessel Owner"                                   has the meaning ascribed thereto in the Preamble to
                                                            this Agreement;

"Collateral Vessel Charter"                                 means any charterparty agreement entered into by a
                                                            Collateral Vessel Owner relating to a Collateral
                                                            Vessel or any substitute charter acceptable to the
                                                            Banks in their sole discretion;

"Collateral Vessel Charterer"                               means the charterer of a Collateral Vessel pursuant
                                                            to a Collateral Vessel Charter;

"Code"                                                      means the Internal Revenue Code of 1986, as amended,
                                                            and any successor statute and regulations
                                                            promulgated thereunder;

"Commitment"                                                in relation to a Bank, means the Cash Deposit Amount
                                                            set out opposite its name on the signature pages
                                                            hereto or, as the case may be, in any relevant
                                                            Assignment and Assumption Agreement;

"Compliance Certificate"                                    has the meaning ascribed thereto in Clause 7.1
                                                            A(iv)(a);

"Consents"                                                  means the Consent and Agreement to each of the
                                                            Earnings Assignments executed by the relevant
                                                            Charterer substantially in the form set out in
                                                            Exhibit F together with any amendments thereto;

"Consolidated EBITDA"                                       means, with respect to any Person for any period,
                                                            the sum of (i) income from vessel operations,
                                                            (ii) depreciation expense and (iii) amortization
                                                            expense, as presented in the financial statements of
                                                            such Person;

"Consolidated Interest Expense"                             means, with respect to any Person for any period,
                                                            the aggregate amount of (i) interest expense and
                                                            (ii) losses on marketable securities less
                                                            (iii) interest income and (iv) gains on marketable
                                                            securities as disclosed on the financial statements
                                                            of such Person;

"Currency Agreement"                                        means any foreign exchange contract, currency swap
                                                            agreement or other similar agreement or arrangement
                                                            designed to protect the Guarantor or any of its
                                                            Subsidiaries against fluctuations in currency values
                                                            to or under which the Guarantor or any of its
                                                            Subsidiaries is a party or a beneficiary on the date
                                                            of this Agreement or becomes a party or a
                                                            beneficiary thereafter;

"Date of Issuance"                                          means the date on which the Letter of Guarantee is
                                                            issued by the Loan Guarantor pursuant to the Loan
                                                            Guarantee Agreement and the Cash Deposit is
                                                            delivered by the Banks pursuant to Clause 2.1 (b);

"DOC"                                                       means a document of compliance issued to an Operator
                                                            in accordance with rule 13 of the ISM Code;

"Dollars" and the sign "$"                                  means the legal currency, at any relevant time
                                                            hereunder, of the United States of America and, in
                                                            relation to all payments hereunder, in same day
                                                            funds settled through the New York Clearing House
                                                            Interbank Payments System (or such other Dollar
                                                            funds as may be determined by the Banks to be
                                                            customary for the settlement in New York City of
                                                            banking transactions of the type herein involved);

"Earnings Assignments"                                      means the assignments in respect of the earnings of
                                                            each Vessel from any and all sources, including, but
                                                            not limited to, the respective Charter relating to
                                                            such Vessel, executed or to be executed by the
                                                            relevant Owner in favor of the Security Trustee for
                                                            the benefit of the Banks pursuant to
                                                            Clause 4.1(c)(iii), substantially in the form of
                                                            Exhibit D;

"Environmental Approvals"                                   shall have the meaning ascribed thereto in Clause 3
                                                            (q);

"Environmental Claim"                                       shall have the meaning ascribed thereto in Clause
                                                            3(q);

"Environmental Laws"                                        shall have the meaning ascribed thereto in Clause
                                                            3(q);

"Event(s) of Default"                                       means any of the events set out in Clause 6.1;

"Expiration Date"                                           means the date on which the Letter of Guarantee is
                                                            to expire as set forth in Clause 2.1(b);

"FMV"                                                       shall mean the fair market value of a Vessel as
                                                            determined on the basis of the most recent Valuation
                                                            pursuant to Clause 7.2;

"Front-End Fee"                                             has the meaning ascribed thereto in Clause 2.4;

"GAAP"                                                      has the meaning ascribed thereto in Clause 1.3;

"Guarantee Fee"                                             has the meaning ascribed thereto in Clause 2.4;

"Guarantor"                                                 means Teekay Shipping Corporation, a corporation
                                                            organized and existing under the laws of the
                                                            Republic of the Marshall Islands;

"Guaranty"                                                  means the guaranty in respect of the joint and
                                                            several obligations of the Obligors under this
                                                            Agreement to be executed by the Guarantor in favor
                                                            of the Security Trustee for the benefit of the Banks
                                                            pursuant to Clause 4.1(d) substantially in the form
                                                            of Exhibit B;

"Indebtedness"                                              means, with respect to any Person at any date of
                                                            determination (without duplication), (i) all
                                                            indebtedness of such Person for borrowed money,
                                                            (ii) all obligations of such Person evidenced by
                                                            bonds, debentures, notes or other similar
                                                            instruments, (iii) all obligations of such Person in
                                                            respect of letters of credit or other similar
                                                            instruments (including reimbursement obligations
                                                            with respect thereto), (iv) all obligations of such
                                                            Person to pay the deferred and unpaid purchase price
                                                            of property or services, which purchase price is due
                                                            more than six months after the date of placing such
                                                            property in service or taking delivery thereof or
                                                            the completion of such services, except trade
                                                            payables, (v) all obligations on account of
                                                            principal of such Person as lessee under capitalized
                                                            leases, (vi) all indebtedness of other Persons
                                                            secured by a lien on any asset of such Person,
                                                            whether or not such indebtedness is assumed by such
                                                            Person; provided that the amount of such
                                                            indebtedness shall be the lesser of (a) the fair
                                                            market value of such asset at such date of
                                                            determination and (b) the amount of such
                                                            indebtedness, (vii) all indebtedness of other
                                                            Persons guaranteed by such Person to the
                                                            extent such indebtedness is guaranteed by such Person, and
                                                            (viii) to the extent not otherwise included in this
                                                            definition, the net obligations under Currency
                                                            Agreements and Interest Rate Agreements.  The amount
                                                            of Indebtedness of any Person at any date shall be
                                                            the outstanding balance at such date of all
                                                            unconditional obligations as described above and,
                                                            with respect to contingent obligations, the maximum
                                                            liability upon the occurrence of the contingency
                                                            giving rise to the obligation, provided that the
                                                            amount outstanding at any time of any indebtedness
                                                            issued with original issue discount shall be the
                                                            face amount of such indebtedness less the remaining
                                                            unamortized portion of the original issue discount
                                                            of such indebtedness at such time as determined in
                                                            conformity with GAAP; and provided further that
                                                            Indebtedness shall not include any liability for
                                                            federal, state, local or other taxes;

"Indenture"                                                 means that certain Indenture dated as of January 29,
                                                            1996 by and among, inter alia, the Guarantor and
                                                            United States Trust Company of New York executed
                                                            pursuant to the Bond Offering;

"Insurances Assignments"                                    means the assignments in respect of the insurances
                                                            of each Vessel, executed or to be executed by the
                                                            relevant Owner in favor of the Security Trustee for
                                                            the benefit of the Banks pursuant to
                                                            Clause 4.1(c)(ii), substantially in the form of
                                                            Exhibit E;

"Interest Coverage Ratio"                                   means, with respect to any Person on any date, the
                                                            ratio of (i) the aggregate amount of Consolidated
                                                            EBITDA of such Person for the four fiscal quarters
                                                            for which financial information in respect thereof
                                                            is available immediately prior to such date to
                                                            (ii) the aggregate Consolidated Interest Expense of
                                                            such Person during such four fiscal quarters.  In
                                                            making the foregoing calculation, (A) pro forma
                                                            effect shall be given to (1) any Indebtedness
                                                            incurred subsequent to the end of the
                                                            four-fiscal-quarter period referred to in clause (i) and prior to such date (other than Indebtedness
                                                            incurred under a revolving credit or similar
                                                            arrangement to the extent of the commitment
                                                            thereunder (or under any predecessor revolving
                                                            credit or similar arrangement) in effect on the last
                                                            day of such period), (2) any Indebtedness incurred
                                                            during such period to the extent such Indebtedness
                                                            is outstanding at such date and (3) any Indebtedness
                                                            to be incurred on such date, in each case as if such
                                                            Indebtedness had been incurred on the first day of
                                                            such four-fiscal-quarter period and after giving pro
                                                            forma effect to the application of the proceeds
                                                            thereof as if such application had occurred on such
                                                            first day; (B) Consolidated Interest Expense
                                                            attributable to interest on any Indebtedness
                                                            (whether existing or being incurred) computed on a
                                                            pro forma basis and if bearing a floating interest
                                                            rate shall be computed as if the rate in effect on
                                                            such date (taking into account any Interest Rate
                                                            Agreement applicable to such Indebtedness if such
                                                            Interest Rate Agreement has a remaining term in
                                                            excess of 12 months) had been the applicable rate of
                                                            the entire period; (C) there shall be excluded from
                                                            Consolidated Interest Expense any Consolidated
                                                            Interest Expense related to any amount of
                                                            Indebtedness that was outstanding during such
                                                            four-fiscal-quarter period or thereafter but that is
                                                            not outstanding or is to be repaid on such date,
                                                            except for Consolidated Interest Expense accrued (as
                                                            adjusted pursuant to clause (B)) during such
                                                            four-fiscal-quarter period under a revolving credit
                                                            or similar arrangement to the extent of the
                                                            commitment thereunder (or under any successor
                                                            revolving credit or similar arrangement) in effect
                                                            on such date; and (D) pro forma effect shall be
                                                            given to asset dispositions and asset acquisitions
                                                            (including giving pro forma effect to the
                                                            application of proceeds of any asset disposition)
                                                            that occur during such four-fiscal-quarter period or thereafter and prior to such date as if they
                                                            had occurred and such proceeds had been applied on the
                                                            first day of such four-fiscal-quarter period;
                                                            provided that to the extent that clause (D) of this
                                                            sentence requires that pro forma effect be given to
                                                            an asset acquisition or asset disposition, such pro
                                                            forma calculation shall be based upon the four full
                                                            fiscal quarters immediately preceding such date of
                                                            the Person, or division or line of business of the
                                                            Person, that is acquired or disposed for which
                                                            financial information is available; and provided
                                                            further that for purposes of determining the
                                                            Interest Coverage Ratio with respect to the
                                                            acquisition of a Vessel or the financing thereof,
                                                            the Guarantor may apply Consolidated EBITDA for such
                                                            Vessel based upon historical earnings of such Vessel
                                                            or, if none, of its most comparable Vessel during
                                                            the applicable four-fiscal-quarter period, or if, in
                                                            the good faith determination of the board of
                                                            directors of the Guarantor, the Guarantor does not
                                                            have a comparable Vessel, based upon industry
                                                            average earnings for comparable vessels;

"Interest Rate Agreements"                                  means any interest rate protection agreement,
                                                            interest rate future agreement, interest rate option
                                                            agreement, interest rate swap agreement, interest
                                                            rate cap agreement, interest rate collar agreement,
                                                            interest rate hedge agreement or other similar
                                                            agreement or arrangement designed to protect the
                                                            Guarantor or any of its Subsidiaries against
                                                            fluctuations in interest rates to or under which the
                                                            Guarantor or any of its Subsidiaries is a party or a
                                                            beneficiary on the date of this Agreement or becomes
                                                            a party or a beneficiary hereafter;

"ISM Code"                                                  means the International Safety Management Code for
                                                            the Safe Operating of Ships and for Pollution
                                                            Prevention constituted pursuant to Resolution A.
                                                            741(18) of the International Maritime Organization
                                                            and incorporated into the Safety of Life at Sea
                                                            Convention and includes any amendments or extensions
                                                            thereto and any regulation issued pursuant thereto;

"KARRATHA SPIRIT"                                           means the Australian registered vessel KARRATHA
                                                            SPIRIT, Official No. 732014;

"KARRATHA SPIRIT Present Value"                             means the present value (calculated on the basis of
                                                            a 9% discount rate) of the depreciated FMV of the
                                                            KARRATHA SPIRIT (on a non-conversion basis) at the
                                                            end of the firm period of the Woodside Charter
                                                            (assuming an economic life of 25 years);

"Lender"                                                    has the meaning ascribed thereto in the Preamble to
                                                            this Agreement;

"Letter of Guarantee"                                       means the irrevocable Letter of Guarantee referred
                                                            to in the Recitals of this Agreement, to be issued
                                                            by the Loan Guarantor to the Lender pursuant to the
                                                            Loan Guarantee Agreement;

"Liabilities"                                               means, as of any date, the sum of (i) the Cash
                                                            Deposit as of such date plus (ii) the aggregate
                                                            unpaid amount of all Reimbursement Obligations
                                                            (together with accrued interest thereon) as of such
                                                            date payable to the Agent in respect of drawings or
                                                            other payments made under or pursuant to the Letter
                                                            of Guarantee by the Loan Guarantor on or prior to
                                                            such date plus (iii) the aggregate amount of all
                                                            other obligations (including all fees pursuant to
                                                            Clause 2.4) of the Obligors then outstanding and
                                                            unpaid to the Agent or any Bank, as the case may be,
                                                            pursuant to this Agreement on or prior to such date;

"Loan"                                                      has the meaning ascribed thereto in the Recitals to
                                                            this Agreement;

"Loan Agreement"                                            has the meaning ascribed thereto in the Recitals to
                                                            this Agreement;

"Loan Amount"                                               means, as of any date, the aggregate outstanding
                                                            amount of the Loan;

"Loan Guarantee Agreement"                                  means that certain Loan Guarantee Agreement dated
                                                            the date hereof  pursuant to which the Loan
                                                            Guarantor has agreed to provide the Letter of
                                                            Guarantee to the Lender;

"Management Agreement(s)"                                   means the agreement(s) entered into between the
                                                            respective Manager and each Borrower in respect of
                                                            the commercial and technical management of the
                                                            Vessels;

"Manager"                                                   means Teekay Shipping Limited, a Bahamas corporation
                                                            and a Wholly Owned Subsidiary of the Guarantor, in
                                                            respect of the KARRATHA SPIRIT and any manager(s) in
                                                            respect of each Collateral Vessel (if any);

"Materials of Environmental Concern"                        has the meaning ascribed thereto in Clause 3(q);

"Mortgages"                                                 means (i) the first priority Australian ship
                                                            mortgages with respect of the KARRATHA SPIRIT and
                                                            (ii)  each first priority mortgage with respect to
                                                            each Collateral Vessel, in each case executed or to
                                                            be executed by the relevant Owner in favor of the
                                                            Security Trustee for the benefit of the Banks,
                                                            pursuant to Clause 4.1(c)(i), and to be
                                                            substantially in the form of Exhibits C or in such
                                                            other form as the Banks may approve;

"Obligor(s)"                                                has the meaning ascribed thereto in the Recitals to
                                                            this Agreement;

"Operator"                                                  means any Person who is from time to time concerned
                                                            in the operation of a Vessel and falls within the
                                                            definition of "Company" set out in rule 1.1.2 of the
                                                            ISM Code;

"Owner"                                                     means the relevant registered owner of a Vessel;

"Parent"                                                    means, with respect to any Bank, any
                                                            Person controlling such Bank;

"Percentage Share"                                          means, with respect to any Bank, the percentage
                                                            specified as such Bank's Percentage Share on the
                                                            signature pages hereof or in any Assignment and
                                                            Assumption Agreement executed in connection herewith;

"Person"                                                    means any individual, sole proprietorship,
                                                            corporation, partnership (general or limited),
                                                            limited liability company, business trust, bank,
                                                            trust company, joint venture, association, joint
                                                            stock company, trust or other unincorporated
                                                            organization, whether or not a legal entity, or any
                                                            government or agency or political subdivision
                                                            thereof;

"Prime Rate"                                                means the rate of interest announced by the
                                                            Reference Bank in New York City from time to time as
                                                            its base, prime or reference rate based on a year of
                                                            365 (or 366) days;

"Reference Bank"                                            means The Chase Manhattan Bank, New York;

"Reimbursement Obligations"                                 means, with respect to the Agent on behalf of the
                                                            Banks, as of any date, the obligations of the
                                                            Obligors then outstanding and unpaid to reimburse
                                                            the Agent pursuant to Clause 2.3 for the amounts
                                                            paid by the Loan Guarantor in respect of all
                                                            drawings or other payments made under or pursuant to
                                                            the Letter of Guarantee;

"Reimbursement Period"                                      means the period from the Date of Issuance until the
                                                            Expiration Date;

"Security Documents"                                        means the Guaranty, the Mortgages, the Assignments,
                                                            the Assignment Notices, the Consents, and any other
                                                            documents that may be executed as security for the
                                                            Obligors' obligations hereunder;

"Security Trustee"                                          has the meaning ascribed thereto in the Preamble to
                                                            this Agreement;

"SMC"                                                       means a safety management certificate issued in
                                                            respect of a Vessel in accordance with rule 13 of
                                                            the ISM Code;

"Subsidiary"                                                is defined to mean, with respect to any Person, any
                                                            business entity of which more than 50% of the
                                                            outstanding voting stock is owned directly or
                                                            indirectly by such Person and one or more other
                                                            Subsidiaries of such Person;

"Taxes"                                                     means any present or future income or other taxes,
                                                            levies, duties, charges, fees, deductions or
                                                            withholdings of any nature now or hereafter imposed,
                                                            levied, collected, withheld or assessed by any
                                                            taxing authority whatsoever;

"Transaction Documents"                                     means this Agreement, the Loan Guarantee Agreement,
                                                            the Letter of Guarantee, the Security Documents and
                                                            any Assignment and Assumption Agreement;

"Valuation"                                                 has the meaning ascribed thereto in Clause 7.2;

"Vessels"                                                   means the KARRATHA SPIRIT and each Collateral Vessel
                                                            (if any);

"Wholly Owned"                                              means, with respect to any Subsidiary of any Person,
                                                            such Subsidiary of such Person if all of the
                                                            outstanding common stock or other similar equity
                                                            ownership interests (but not including preferred
                                                            stock) in such Subsidiary (other than any director's
                                                            qualifying share or investments by foreign nationals
                                                            mandated by applicable law) is owned directly or
                                                            indirectly by such Person;

"Woodside Charter"                                          means the charterparty agreement dated September 6,
                                                            2000 entered into by the Borrower and Woodside
                                                            Energy relating to the KARRATHA SPIRIT or any
                                                            substitute charter acceptable to the Banks in their
                                                            sole discretion; and

"Woodside Charter Present Value"                            means the present value (calculated on the basis of
                                                            a 9% discount rate) of the Bareboat
                                                            Equivalent Rate for the firm period of the Woodside Charter (the
                                                            "Woodside Charter Present Value");

"Woodside Energy"                                           means Woodside Energy Ltd., a corporation organized
                                                            and existing under the laws of the State of
                                                            Victoria, Australia.

1.2      Construction.  Words importing the singular number only shall include the plural and vice versa.  Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3      Accounting Terms.  Unless otherwise specified herein, all accounting terms used in this
Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or to the
Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP").

1.4      Certain Matters Regarding Materiality.  To the extent that any representation, warranty, covenant or other undertaking of the Obligors in this Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar import, no inference shall be drawn therefrom that the Agent, the Security Trustee or any Bank has knowledge or approves of any noncompliance by such Obligor with any governmental rule.

1.5      Forms of Documents.  Except as otherwise expressly provided in this Agreement, references to documents or certificates "substantially in the form" of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 15.8 of this Agreement, as the case may be, or the correlative provisions of the
Transaction Documents.

2.       CASH DEPOSIT

2.1      Delivery of the Cash Deposit.

        (a)      Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein contained and upon satisfaction of the conditions precedent contained in Clause 4, the Banks agree to procure that the Agent shall deliver on behalf of the Banks the Cash Deposit to the Loan Guarantor pursuant to the terms of the Loan Guarantee Agreement.

        (b)      Upon three Business Days' prior written notice (the "Notice of Issuance") from the Obligors to the Agent requesting the delivery of the Cash Deposit and setting forth the Date of Issuance, which date shall be no later than March 31, 2001 (the "Date of Issuance"), with respect to the Letter of Guarantee and the date on which the
Letter of Guarantee is to expire which date shall be no later than March 31, 2009 (the "Expiration Date"), the
Agent, on behalf of the Banks, shall deliver the Cash Deposit to the Loan Guarantor pursuant to the terms of the
Loan Guarantee Agreement.

        (c)      Upon receipt of the Notice of Issuance, the Agent shall promptly notify each Bank of the contents thereof and of its Percentage Share of the amount of the Cash Deposit.

2.2      Drawings.  Upon receipt from the Loan Guarantor of any demand for payment under the Letter of Guarantee made in accordance with the terms thereof, the Agent shall promptly notify the Obligors as to the amount to be paid by such Loan Guarantor as a result of such demand and the date of such payment (which shall be a Business
Day).

2.3      Reimbursement Obligations; Interest.

        (a)      The Obligors agree to pay to the Agent for the account of the Banks immediately after (and on the same
Business Day as) (i) any amount of the Cash Deposit is applied by the Loan Guarantor or any amount is paid to the
Loan Guarantor by any Bank against amounts drawn under, or otherwise paid pursuant to, the Letter of Guarantee, a sum equal to the amount of the Cash Deposit so applied or amount so paid to the Loan Guarantor by any Bank and interest on such amounts as provided in subclauses (b) and (c) below and (ii) any Event of Default shall have occurred and be continuing, an amount equal to the aggregate amount (if any) paid or prepaid by the Agent pursuant to Clause 6.1, and interest on such amount as provided in subclauses (b) and (c) below; provided that if the Agent shall receive such payment from the Obligors later than 3:00 P.M. (New York City time) on such Business
Day, such payment shall be deemed to have been received by the Agent on the next succeeding Business Day and interest shall accrue thereon pursuant to subclauses (b) and (c) below from the date such payment was due.  The
Cash Deposit and obligations of the Obligors and the Guarantor with respect thereto shall be reduced by an amount equal to any prepayments by the Borrower under the Loan Agreement. The Obligors agree that all payments required hereunder shall be free and clear of all set-offs, withholdings, taxes, claims or other deductions of any kind whatsoever.

        (b)      Any amount owing by the Obligors pursuant to subclause (a) and not paid when due shall bear interest, payable upon demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment thereof in full at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

        (c)      Until payment of any amount due hereunder is made, the Obligors' obligations to the Agent under Clause
2.3(a) shall be evidenced by a loan account ledger maintained by the Agent in the name of the Obligors.  The
Agent shall determine any amounts payable by the Obligors under this Clause 2.3 and any such determination shall be conclusive absent manifest error.

        (d)      The Agent hereby agrees to remit to the Banks any and all amounts received by the Agent from the
Obligors pursuant to this Clause 2.3 and, to the extent such amounts represent repayment of drawings under the
Letter of Guarantee (exclusive of interest thereon), each Bank's Cash Deposit Amount shall be reduced pro rata.
                                                                                                      --- ----

2.4      Commission and Fees. (a) Guarantee Fee. The Obligors agree to pay or cause the Guarantor to pay to the Agent, for distribution to the Banks, a guarantee fee (the "Guarantee Fee"), in respect of the Cash
Deposit quarterly in arrears for the period from the Date of Issuance until the earlier of (i) the Expiration
Date or (ii) termination of the Letter of Guarantee in accordance with the terms hereof or thereof, at a rate equal to 1.05% per annum of the Cash Deposit; provided, however, that the Obligors shall not be obligated to pay the Guarantee Fee for the period from the maturity date or prepayment of the Loan until the Expiration Date if the Loan has been repaid in full.

        (b)      Commitment Commission.  The Obligors agree to pay to the Agent quarterly in arrears or on the Date of
Issuance a commitment commission at a rate equal to 0.40% per annum on the available but undrawn amount of the
Commitments for the period commencing on the date of execution of this Agreement by the Obligors or February 7,
2001, whichever is earlier, and ending on the Date of Issuance.  The Commitment Commission shall accrue from day to day and be calculated on the actual number of days elapsed and a three hundred sixty (360) day year.

        (c)      Front-End Fee.  The Obligors agree to pay a non-refundable front-end fee equal to 0.25% of the Loan
Amount (the "Front-End Fee") as of the Date of Issuance, payable to the Banks on the Date of Issuance, to be allocated by the Agent based upon their Percentage Share.

        (d)      Agency Fee.  As consideration for the Agent providing services as agent hereunder, the Obligors shall pay to the Agent upon the execution of this Agreement and upon each anniversary thereafter while any portion of the Loan remains outstanding an agency fee of Ten Thousand Dollars ($10,000.00).  In the event that the Loan is repaid in full prior to the Maturity Date (as such term is defined in the Loan Agreement) on a date which is not an anniversary of the execution of this Agreement, the Obligors shall pay to the Agent on the date on which the
Loan is paid in full, an agency fee of Ten Thousand Dollars ($10,000.00) reduced pro rata for any partial year and, to the extent that the Obligors have prepaid the Agency Fee for such year, the Agent agrees to remit to the
Obligors any amounts in excess of such Agency Fee as reduced.

2.5      Increased Cost.  If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

                (i)   change the basis of taxation (excluding any change in the rate of any Tax) to any Bank with respect to payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in taxation of the overall net income of such Bank effected by the jurisdiction of organization or the jurisdiction of the principal place of business of such Bank, the United States of America, the State or City of New York or any
                      governmental subdivision or other taxing authority having jurisdiction over such Bank
                      (unless such jurisdiction is asserted solely by reason of the activities of any of the
                      Obligors) or such other jurisdiction where the obligations under this Agreement may be payable), or

                (ii)  impose, modify or deem applicable any reserve requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or other comparable governmental authority against letters of guarantee or letters of commitment issued by, or assets of, or deposits with or for the account of, or credit extended by, any
                      Bank) or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any of the Banks, or

                (iii) impose on any of the Banks any other condition affecting its obligations under or in respect of this
                      Agreement or any part hereof,

                      and the result of the foregoing is either to increase the cost to such Bank of making available or maintaining the Cash Deposit or any part thereof or to reduce the amount of any payment received by such Bank, then and in any such case if such increase or reduction in the opinion of such Bank affects the interests of such Bank under or in connection with this Agreement, then:

                        (a)      such Bank shall notify the Agent and Obligors of the happening of such event,

                        (b)      the Obligors agree forthwith upon demand to pay to the Agent or such Bank, as the case may be, such amount as such Bank certifies to be necessary to compensate such Bank for such additional cost or such reduction, and

                        (c)      any such demand as is referred to in sub-clause (b) of this Clause 2.5 may be made by such Bank at any time before or after any repayment of the Liabilities.

2.6      Illegality.  In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof any of the Banks reasonably concludes that it has become unlawful for such Bank to maintain or give effect to its obligations as contemplated by this Agreement, such Bank shall inform the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Obligors to that effect, whereafter the liability of such Bank to make the Cash Deposit pursuant to this Agreement shall forthwith cease and the Obligors shall be required to (x) replace such Bank with one or more banks pursuant to the provisions of Clause 2.7 or (y) pay to the Agent an amount in Dollars equal to such Bank's Cash Deposit Amount as of such date which amount will be remitted  by the Agent to such Bank as repayment of such Bank's Cash Deposit
Amount, in which case the Obligors, subject and subordinate to the rights of the other Banks, shall be subrogated to such Bank's interest in the Cash Deposit.  In any such event, the Obligors and such Bank shall negotiate in good faith with a view to agreeing on terms for making its Cash Deposit Amount available from another jurisdiction or otherwise restructuring the obligations under this Agreement on a basis which is not unlawful with respect to such Bank and the Agent shall use reasonable efforts to replace such Bank with a bank for which the making and performance of this Agreement would not be illegal.

2.7      Substitution of Banks.  If (i) any Bank has demanded compensation under Clause 2.5 or (ii) the Obligors are obligated to replace a Bank pursuant to clause (x) of Clause 2.6, the Obligors shall have the right, upon twenty (20) Business Days' prior notice to such Bank (or five Business Days' prior notice in the case of any substitution pursuant to the foregoing clause (ii)), to cause one or more banks (which may be one or more of the
Banks) and, if there shall at such time be more than one Bank hereunder, reasonably satisfactory to the Banks
(determined for this purpose as if such Bank had no Cash Deposit Amount hereunder), in each case with the written acknowledgment of the Agent, to assume the obligations of the Bank to be replaced (the "Old Bank(s)") under this
Agreement.  If one or more such banks in each case acceptable to the Lender are identified by the Obligors and, if required pursuant to this Clause, approved as being reasonably satisfactory to the Banks (determined as provided above), the Banks shall consent to such assumption pursuant to a written instrument.  Upon (i) the execution and delivery of such instrument by the Obligors, the Banks, and the Agent and (ii) payment by the new banks (the "Substitution Banks") to the Old Banks of the Old Bank's Cash Deposit Amount and all accrued fees to but excluding the date of such assumption and issuance, each of such Substitution Banks shall become a bank party to this Agreement (if it is not already a party hereto) and shall from the date of such substitution have all the rights and obligations of a Bank with a Cash Deposit Amount and Percentage Share (which, if such Substitution
Bank is already a party hereto, shall take into account such Substitution Bank's existing Cash Deposit Amount and
Percentage Share) and the Old Bank shall from date of such substitution be released from its obligations under this Agreement, and no further consent or action by any other Person shall be required; provided that on the date of such assumption and issuance (x) all amounts payable under Clause 2.3 shall have been paid in full and (y) no
Event of Default shall have occurred and be continuing on such date.  In the event that there is more than one
Bank party hereto and the entity which is the Agent, in its capacity as a Bank, is required to transfer all of its rights and obligations hereunder pursuant to this Clause 2.7, the Agent shall, promptly upon the consummation of any assumption pursuant to this Clause 2.7, resign as Agent hereunder and the Banks (determined as if the Bank resigning as Agent had no Letter of Guarantee Amount and no Reimbursement Obligation was payable to such Bank hereunder) shall (subject to the consent of the Obligors), have the right to appoint another Bank as successor
Agent.

2.8      General Provisions as to Payment. (a)  All payments to be made by the Obligors hereunder shall be made in Dollars and in immediately available funds to the Agent at its address specified in or pursuant to Clause 14.  In the event that payments are made to the Agent on behalf of the Banks, the Agent shall promptly distribute to each of the Banks its pro rata share in accordance with its Percentage Share of each such payment
(other than a payment pursuant to Clauses 2.5 or 2.7) received by the Agent for the account of the Bank.

        (b)      Whenever any payment hereunder, including without limitation, any payment due to the Agent pursuant to
Clause 2.3, 2.4, 2.5, or 2.6, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and any interest payable thereon shall be payable for such extended time at the specified rate.  If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

        (c)      Interest and any fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed from and including the first day of the period for which they are due to but excluding the last day thereof.

        (d)      Any amount owed to the Agent or any Bank under this Agreement not paid when due shall bear interest, payable upon demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment thereof in full at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

2.9      Obligations Absolute.  The obligations of the Obligors under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

        (a)      unenforceability for any reason of this Agreement or the Letter of Guarantee;

        (b)      any modification, amendment or waiver of, or any consent to, departure from, or supplement to, this
Agreement or the Letter of Guarantee;

        (c)      the existence of any claim, set-off, defense or other right which the Obligors may have at any time against the Lender (or any Person for whom the Lender may be acting), any Affiliate of the Lender, the Loan
Guarantor, the Agent, any Bank or any other Person, whether in connection with this Agreement, the Letter of
Guarantee, or the Loan Agreement or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (d)      any statement or any other document presented under the Letter of Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; and

        (e)      any other act or omission to act or delay of any kind by any Bank, the Loan Guarantor, the Agent or any other Person or any other event or circumstance whatsoever which might, but for the provisions of this Clause
2.9, constitute a legal or equitable discharge of the Obligors' obligations hereunder;

provided that, with respect to clauses (d) and (e) above, the Obligors shall not be obligated with respect to any
Reimbursement Obligation or other obligation hereunder arising solely out of the gross negligence, willful misconduct or bad faith of the Agent or any Bank to which such Reimbursement Obligation or such other obligation is payable, as the case may be.

2.10     Determination of Losses.  A certificate or determination notice of any affected Bank(s) or the Agent, as the case may be, as to any matters referred to in this Clause 2 shall, absent in manifest error, be conclusive and binding on the Obligors.

3.       REPRESENTATIONS AND WARRANTIES  In order to induce (i) the Banks and the Agent to enter into this
Agreement and (ii) the Banks to deliver the Cash Deposit to the Loan Guarantor, each of the Obligors hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this
Agreement) that:

        (a)      Due Organization and Power.  Each of the Obligors and the Guarantor is duly formed and validly existing in good standing under the laws of its respective jurisdiction of incorporation, has duly qualified and, insofar as the Obligors are aware, is authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, has full power to carry on its business as now being conducted and to enter into and perform its respective obligations under the Transaction
Documents to which it is or is to be a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements the noncompliance with which could reasonably be expected to have a material adverse effect on its business, assets or operations, condition (financial or otherwise).

        (b)      Authorization and Consents.   All necessary corporate action has been taken to authorize, and all necessary consents and authorizations have been obtained and remain in full force and effect to permit, each of the Obligors and the Guarantor to enter into and perform its obligations under the Transaction Documents to which it is a party and, in the case of the Obligors, to make all payments required under this Agreement and, as of the date of this Agreement, no further consents or authorizations are necessary for the repayment of their obligations under this Agreement.

        (c)      Filings, etc.  It is not necessary to ensure (i) the legality, validity or enforceability of this
Agreement or any of the Security Documents that any of them be filed, recorded, registered or enrolled with any governmental, state or local authority or agency (other than (A) the recordation of the Mortgages with the relevant ship registry and (B) the filing of (1) the Earnings Assignments with respect to the KARRATHA SPIRIT and
(2)  the Insurance Assignments with respect to the KARRATHA SPIRIT, with the Australian Securities Commission within 45 days of the execution thereof) or that this Agreement or any Security Document be stamped with any stamp or similar transaction tax or (ii) the admissibility in evidence of this Agreement or any Security Document in the courts of the State of New York, courts of New South Wales, Australia or the Commonwealth of Australia,
that any of them be filed, recorded, registered or enrolled with any governmental, state or local authority or agency (other than usual and customary filings and submissions in the courts of such jurisdictions);

        (d)      Binding Obligations.  The Transaction Documents constitute or, when executed and delivered, will constitute, legal, valid and binding obligations of each of the Obligors and the Guarantor as is a party thereto enforceable against each thereof as is a party thereto in accordance with their terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

        (e)      No Violation.  The execution and delivery of, and the performance of the provisions of, the Transaction
Documents by each of the Obligors and the Guarantor as is a party thereto, do not, and will not during the term of this Agreement, contravene (i) any applicable law, regulation or judicial order existing at the date hereof,
(ii) any material agreement or document to which such Obligor is a party or which is binding upon it or any of its assets, or (iii)the articles of incorporation or by-laws (or equivalent documents) of any thereof, nor will it result in the creation or imposition of any mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind on the assets of any Obligors (except for those in favor of the Security Trustee on behalf of the Banks) pursuant to the provisions of any such agreement or document;

        (f)      No immunity.  Neither any of the Obligors nor the Guarantor nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

        (g)      Litigation.  Except as otherwise disclosed in writing to the Agent on or before the date hereof, no action, suit or proceeding is pending or threatened against any of the Obligors or the Guarantor before or by any court, board of arbitration or administrative agency which has a reasonable likelihood of resulting in any material adverse change in the business or condition (financial or otherwise) of the Guarantor and its subsidiaries taken as a whole.

        (h)      No Default.  None of the Obligors or the Guarantor is in default under any agreement by which it is bound, nor is any thereof in default in respect of any financial commitment or obligation which could reasonably be expected to have a material adverse effect on its business, assets or operations, condition (financial or otherwise).

        (i)      Charters.  Each Vessel is subject to a Charter.  The certified copies of the Charters delivered to the
Agent on or prior to the date of this Agreement are true and complete copies thereof and constitute legal, valid and binding obligations of the parties thereto enforceable against the parties thereto in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights, and no amendments thereof or variations thereto have been proposed or agreed prior to the date hereof other than immaterial changes, details of which shall have been forwarded to the Agent.  The right of each Owner to all moneys payable under its respective Charter is not subject to any lien, charge, security interest, assignment or other encumbrance except in favor of the Agent, the
Security Trustee or the Banks or rights of set off except as set forth in the respective Charters or provided by operation of law.  There are no material defaults on the part of any party to the Charters and there is no accrued right of any Owner to terminate its respective Charter with the respective Charterers.

        (j)      Vessel Ownership, Classification, Seaworthiness and Insurance.  On the Issuance Date:

                (i)       each Vessel will be in the sole and absolute ownership of the respective Owner, unencumbered, save and except for the Mortgage thereon, and duly registered in the name of the respective Owner under the laws and flag of the Commonwealth of Australia or the Commonwealth of the Bahamas or any
                  other flag acceptable to the Banks, as the case may be;

                (ii)      each Vessel will be classed in the highest classification and rating for vessels of the same age and type with its classification society (which shall be a member of the International Association of Classification Societies) or such other classification society acceptable to the Banks without any outstanding recommendations deemed material by the Banks;

                (iii)     each Vessel will be operationally seaworthy and in every way fit for service; and

                (iv)      each Vessel will be insured in accordance with the provisions of the Mortgage thereon and the requirements thereof in respect of such insurances will have been complied with.

        (k)      Financial Statements.  Except as otherwise disclosed in writing to the Agent on or prior to the date hereof, all information and other data furnished by the Obligors and the Guarantor to the Banks are complete and correct, and all financial statements furnished by the Obligors and the Guarantor have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements.  Since such date or dates there has been no material adverse change in the financial condition or results of the operations of any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

        (l)      Tax Returns and Payments.  Each of the Obligors and the Guarantor has filed all tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a material adverse effect on any such party, as the case may be, and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on its books.

        (m)      Insurance.  Each of the Obligors and the Guarantor has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

        (n)      Offices.  The chief executive office and chief place of business of each of the Obligors, and the office in which the financial records relating to the Vessels are kept, is, and will continue to be, located at Ernst &
Young at Ernst & Young Building, 321 Kent Street, Sydney, Australia or Teekay Shipping Limited at TK House,
Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59212, Nassau, Bahamas, as the case may be;
none of the Obligors maintains a place of business in Canada, the United States or the United Kingdom.

        (o)      Not an Investment Company.  Neither the Guarantor, nor any of the Obligors is an "investment company"
within the meaning of the Investment Company Act of 1940, as amended.

        (p)      Equity Ownership.  Each of the Obligors is a Wholly Owned Subsidiary of the Guarantor.  On the Issuance
Date, none of the Obligors will own any shares of capital stock, partnership interest or other direct or indirect equity interest in any corporation, partnership or other entity.

        (q)      Environmental Matters.  Except as heretofore disclosed in writing to the Banks (i) each of the Obligors will, when required, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or
(2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of
Materials of Environmental Concern ("Environmental Laws"); (ii) each of the Obligors will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in full compliance with all Environmental Approvals required to operate their business as then being conducted;
(iii) none of the Obligors has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental
Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the
Obligors in respect thereof have been paid in full or are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future.

        (r)      Pending or Threatened Environmental Claims.  Except as heretofore disclosed in writing to the Banks there is no Environmental Claim pending or threatened against any Obligor or past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against any Obligor.

        (s)      Limited Purpose.  Each Owner is a special purpose company whose sole capital asset is its Vessel; no
Owner engages in any business other than the owning of its Vessel.

        (t)      Permitted Indebtedness.  The Loan and the Guaranty thereof are Indebtedness of the Borrower and the
Guarantor, respectively, the incurrence of which is permitted by Clause 4.3 of the Indenture because the Interest
Coverage Ratio (as such term is defined in the Indenture) shall be greater than 2:1 after consummation of the transactions contemplated herein.

        (u)      Survival.  All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the issuance of the Letter of
Guarantee.

4.       CONDITIONS PRECEDENT

4.1      Conditions Precedent to Making of the Cash Deposit.  The obligation of the Banks to deliver the Cash
Deposit to the Loan Guarantor under this Agreement shall be expressly subject to the following conditions precedent:

        (a)      the Agent shall have received the following documents in form and substance satisfactory to the Agent and its counsel:

                (i)        copies, certified as true and complete by an officer of each of the Obligors and the Guarantor of excerpts of the resolutions of each such company's board of directors (and, if any necessary under appropriate law, shareholders) evidencing approval of the Transaction
                           Documents to which such company is or is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

                (ii)       copies, certified as true and complete by an officer of each of the Obligors and the Guarantor or other applicable party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Obligors or the Guarantor as may be reasonably required by the Agent), approvals or consents with respect to this
                           Agreement, the Loan Agreement, the Security Documents and the transactions contemplated hereby and thereby;

                (iii)      copies, certified as true and complete by an officer of each of the Obligors and the Guarantor, of the articles or certificate of incorporation and by-laws (or the equivalent thereof) of each thereof;

                (iv)       good standing certificates or the equivalent thereof with respect to each of the Obligors and the
                           Guarantor issued by the appropriate authorities of the respective jurisdiction of incorporation of such parties; and

                (v)        executed copies, certified as true and complete by an officer of the relevant Owner, of the Charter and
                           Management Agreement relating to its Vessel;

                (vi)       on the Date of Issuance, a certificate from an officer or director of each of the Obligors stating that the representations and warranties stated in Clause 2 (updated mutatis mutandis to such date) are true and correct as if made on that date;

        (b)      the Agent shall have received evidence satisfactory to the Agent and its counsel that:

                (i)       each of the Vessels is registered in the name of the relevant Owner under the Australian or Bahamas or any other flag acceptable to the Banks, as the case may be, and that each Vessel is free and clear of all liens and encumbrances of record except for the Mortgage thereon in favor of the Security Trustee for the benefit of the Banks, each such Mortgage having been recorded and constituting a first mortgage lien over the relevant Vessel;

                (ii)      each Vessel is classed in the highest classification and rating for vessels of the same age and type with its classification society without any material outstanding recommendations;

                (iii)     each Vessel is operationally seaworthy and in every way fit for service; and

                (iv)      each Vessel is insured in accordance with the provisions of its respective Mortgage (evidence of which shall include, without limitation, cover notes, Certificates of Entry and brokers'
                          letters of undertaking and an opinion of an insurance consultant retained by the Agent or such other evidence as shall be reasonably satisfactory to the Agent) and all requirements thereof in respect of such insurances have been fulfilled;

        (c)       each Owner shall have duly executed and delivered:

                (i)       the Mortgage relating to its Vessel,

                (ii)      the Insurances Assignment relating to its Vessel,

                (iii)     the Earnings Assignment relating to its Vessel, and

                (iv)      the Assignment Notices relating to (ii) and (iii) above;

        (d)       the Guarantor shall have duly executed and delivered the Guaranty;

        (e)       the Borrower or the Guarantor shall cause to be deposited with the Agent in a cash collateral account, cash denominated in Dollars equal to:

                (i)       if prior to the delivery of the KARRATHA SPIRIT to Woodside Energy, (X) the Loan Amount as of such date less (Y) the FMV of the KARRATHA SPIRIT divided by a collateral maintenance requirement of 110%; or

                (ii)      if during the term of the Woodside Charter, (X) the Loan Amount as of such date less (Y) the sum of the
                          KARRATHA SPIRIT Present Value  and the Woodside Charter Present Value  divided by a collateral maintenance requirement of 130%.

Interest on the cash collateral account identified above will accumulate at a rate per annum equal to the rate paid by the Agent on similar investments and may be released to the Obligors or Guarantor in minimum amounts of
$500,000 upon written notice from the Obligors or Guarantor and evidence satisfactory to the Agent that the conditions of Clause 7.1A (xviii) are satisfied.

        (f)      the Loan Guarantor shall have executed and delivered the Letter of Guarantee to the Lender;

        (g)      the Agent shall have received payment in full of all fees and expenses due to the Agent and the Banks on the date thereof including, without limitation, all fees and expenses due under Clause 2.4;

        (h)      the Banks shall have received evidence satisfactory to them and their legal advisers that, save for the liens created by the respective Mortgage, Earnings Assignment and Insurances Assignment, there are no liens, charges or encumbrances of any kind whatsoever on any Vessel or its earnings or insurances except as permitted hereby or by any of the Security Documents;

        (i)      the Banks shall be satisfied that none of the Obligors or the Guarantor is subject to any Environmental
Claim which could have a material adverse effect on the business, assets or results of operations of any thereof;

        (j)      the Banks shall have received a complete copy of the consolidated audited financial report of the
Guarantor for the year ending December 31, 1999 and the consolidated unaudited financial report of the Guarantor for the partial year ending September 30, 2000, each of which shall include at least the balance sheet of such corporation as of the end of such year or partial year, as the case may be, and the related statements of income, cash flow and retained earnings for such year or partial year, as the case may be, all in reasonable detail, certified in the case of the December 31, 1999 report by an Acceptable Accounting Firm, together with their opinion (containing no qualifications which the Banks deem material);

        (k)      the Obligors shall have provided such evidence as the Banks may require documenting the current legal and beneficial ownership of the shares of the Obligors and the legal ownership of the shares of the Guarantor; and

        (l)      the Banks shall have received opinions from (i) Watson Farley & Williams, counsel to the Obligors and the Guarantor on matters of New York law, and the Federal law of the United States, (ii) Norton White,  special counsel to the Banks on New South Wales law and Australian law, and (iii)  Seward & Kissel LLP, special counsel to the Banks, in each case in such form as the Banks may require, as well as such other legal opinions as the
Banks shall have required as to all or any matters under the laws of the United States of America, the State of
New York, the Commonwealth of Australia, the State of New South Wales and the Commonwealth of the Bahamas
covering the representations and conditions which are the subjects of Clauses 3 and 4.

5.       PAYMENTS

5.1      Place of Payments, No Set Off. (a)  All payments to be made hereunder by the Obligors shall be made on the due dates of such payments to the Agent at its account located at Republic National Bank, in favor of
Nedship Bank (America) N.V. Account No. 000 301 787 or to such other place as the Agent may direct, without set-off or counterclaim and free from, clear of and without deduction for, any Taxes, provided, however, that if the Obligors shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Agent or the Banks hereunder, then, subject to Clause 5.2, the Obligors shall pay such additional amounts in
Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Obligors shall promptly send to the Banks such documentary evidence with respect to such withholding or deduction as may be required from time to time by any of the Banks.  Notwithstanding the preceding sentence, the Obligors shall not be required to pay additional amounts or otherwise indemnify the Agent or the Banks for or on account of:

        (i)       Taxes based on or measured by the overall net income of the Agent or any Bank or Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are imposed as a result of the activities of the Obligors within the relevant taxing jurisdiction;

        (ii)      Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on the Agent or any Bank that would not have been imposed but for such entity's being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Transaction Documents, but only to the extent such Taxes are not imposed as a result of the activities of any of the Obligors within the relevant taxing jurisdiction or the jurisdiction of any of the Obligors under the laws of the taxing jurisdiction;

        (iii)     Taxes imposed on or with respect to the Agent or a Bank as a result of a transfer, sale, assignment, or other disposition by such entity of any interest in any Transaction Document or any Vessel
                  (other than a transfer pursuant to an exercise of remedies upon an Event of Default);

        (iv)      Taxes imposed on, or with respect to, a transferee (or a subsequent transferee) of an original Bank (and including as such a transferee a Bank whose shares of stock have been transferred or the purchaser of a participation in the Loan) to the extent of the excess of such Tax over the amount of such Tax that would have been imposed on, or with respect to, such original Bank had there not been a transfer, sale, assignment or other disposition of the shares of such original
                  Bank or a transfer, sale, assignment or other disposition by such original Bank of any interest in any Vessel or any Transaction Document (in each case, other than any transfer pursuant to the exercise of remedies as a result of an Event of Default that shall have occurred and be continuing); or

        (v)       Taxes imposed on the Agent or any Bank that would not have been imposed but for any failure of such entity to comply with any return filing requirement or any certification, information, documentation, reporting or other similar requirement known to such entity, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes.

        (b)      In the event that any Obligor has actual knowledge that the Obligors are required to, or there arises in any Obligor's reasonable opinion a substantial likelihood that the Obligors will be required to, pay an additional amount or otherwise indemnify the Agent or any Bank for or on account of any Tax pursuant to
Clause 5.1(a), such Obligor will promptly notify the Agent or each relevant Bank, as the case may be, of the nature of such Tax, and shall furnish such information to the Agent or each relevant Bank, as the case may be, with respect to such Tax, as the Agent or each relevant Bank, as the case may be, may reasonably request.  In the event of any knowledge or opinion of an Obligor described in the preceding sentence, the Obligors, the Agent or each relevant Bank, as the case may be, shall consult in good faith to determine what may be required to avoid or reduce such Tax, and each shall use reasonable efforts to avoid or reduce such Tax (so long as such efforts do not, in the reasonable opinion of any relevant Bank result in any cost to such Bank or any modification of the terms or repayment of the Loan).

5.2      Tax Credits.  If the Agent or any Bank obtains the benefit of a credit against its liability for Taxes imposed by any taxing authority for all or part of the Taxes as to which the Obligors have paid additional amounts as aforesaid then such entity shall reimburse the Obligors for the amount of the credit so obtained.  The
Agent or any Bank, as the case may be, shall use reasonable efforts to file such tax returns as are necessary to obtain any such credit.  In connection therewith, the Agent and the Banks may consult with their legal advisers, all fees and expenses of which shall be for the account of the Obligors.

6.       EVENTS OF DEFAULT.

6.1      Events of Default.  In the event that any of the following events shall occur and be continuing:

        (a)      Repayments.  Any payment due under Clause 2.3 is not paid on the due date; or

        (b)      Other Payments.  Any fees or other amount becoming payable to the Agent, the Security Trustee or the
Banks under this Agreement (other than any payment due under Clause 2.3) or by the Obligors or the Guarantor to the Agent, the Security Trustee, the Banks or the Loan Guarantor under any of the Security Documents is not paid on the due date or within three (3) Banking Days after the date of demand (as the case may be); or

        (c)      Loan Agreement.  An Event of Default (as defined in the Loan Agreement) shall occur and be continuing; or

        (d)      Representations, etc.  Any representation, warranty or other statement made by the Obligors or the
Guarantor in this Agreement or in any of the Security Documents to which it is a party or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which it was made or delivered; or

        (e)      Impossibility, Illegality.  It becomes impossible or unlawful for the Obligors or the Guarantor or any of them to fulfill any of the covenants and obligations contained herein or in any of the Security Documents to which it is a party or for the Agent, the Security Trustee or the Banks to exercise any of the rights vested in any of them hereunder or under any of the Security Documents and such impossibility or illegality, in the reasonable opinion of the Agent, the Security Trustee or the Banks, will have a material adverse effect on their rights hereunder or under any of the Security Documents or on their right to enforce any thereof; or

        (f)      Covenants.  The Obligors or the Guarantor or any of them defaults in the performance of any term, covenant or agreement contained in this Agreement or in any of the Security Documents to which they are a party or in any of them, or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement or any of the
Security Documents, in each case other than an Event of Default referred to elsewhere in this Clause 6.1, and such default, in the reasonable opinion of the Banks, could have a material adverse effect on their rights hereunder or under any of the Security Documents or on their right to enforce any thereof and continues unremedied for a period of thirty (30) days; or

        (g)      Indebtedness.  The Obligors, the Guarantor, or any Wholly Owned Subsidiary of the Guarantor shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness having an outstanding principal amount of Five Million Dollars ($5,000,000 or more or any party becomes entitled to enforce the security for any such Indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the relevant Obligors, the Guarantor or such Wholly Owned Subsidiary of the
Guarantor as the case may be, shall set aside on its books adequate reserves with respect thereto, and so long as such default or enforcement shall not subject any Vessel to material risk of forfeiture or loss; or

        (h)      Stock Ownership.  There is, without the prior written consent of the Banks (i) any change in the legal or beneficial stock ownership or the voting control of the Obligors or (ii) any pledge of the shares of the
Obligors in favor of a party other than the Security Trustee for the benefit of the Banks or (iii) a Change of
Control in respect of the Guarantor; or

        (i)      Default under the Security Documents.  There is an event of default under any of the Security Documents which shall have occurred and be continuing; or

        (j)      Bankruptcy.  Any of the Obligors or the Guarantor commences any proceeding relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any of the Obligors or the Guarantor any Proceeding and
such Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, trustee, liquidator or sequestrator of, or for, any of the Obligors or the Guarantor or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days; or any of the
Obligors or the Guarantor by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

        (k)      Sale of Assets.  Any of the Obligors or the Guarantor ceases, or threatens to cease, its operations or sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or substantially all of its assets or all or substantially all of its assets are seized or otherwise appropriated; or

        (l)      Judgments.  Any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement or the Security Documents or any of them; or

        (m)      Inability to Pay Debts.  Any of the Obligors or the Guarantor is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Indebtedness thereof; or

        (n)      Financial Position.  Any change in the financial position of the Guarantor which, in the reasonable opinion of the Banks, is likely to have a material adverse effect on the ability of the Obligors or the Guarantor to perform its material obligations under this Agreement, the Security Documents or the Charters; or

        (o)      Amendment or Assignment of Charters.  Any of the Charters is materially amended or modified or assigned without the prior written consent of the Banks; or

        (p)      Termination or Default Under Charters.  Any of the Charters is terminated without the prior written consent of the Banks, or any party to any thereof defaults or ceases to perform thereunder for any reason whatsoever;

then the Banks' obligations to deliver the Cash Deposit (if not yet delivered) shall cease and the Agent, upon the instructions of the Banks, shall by notice to the Obligors, (i) direct the Obligors to pay to the Agent, and the Obligors shall immediately pay, an amount equal to all Liabilities as of such date, to be kept as collateral for the Obligors' obligations in respect of the Letter of Guarantee and this Agreement until the Loan Guarantor's obligations in respect of the Letter of Guarantee are canceled, all of the Reimbursement Obligations of the
Obligors are repaid, and each of the Banks', the Agent's and the Security Trustee's obligations in respect of this Agreement and the Security Documents are canceled, (ii) declare all other sums payable by the Obligors hereunder due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (iii) pay or prepay all other amounts owing under or in connection with this Agreement and the Security Documents; provided that upon the happening of an event specified in subclause (j) or (m) of this Clause 6.1, the Liabilities, accrued interest and any other sums payable hereunder shall be immediately due and payable without presentment, demand, protest, declaration or other notice to the Obligors.  In any such event, the Banks, the Agent and/or the Security Trustee may (i) proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in any of the Security Documents, or to enforce any other legal or equitable right of the Banks, the Agent and/or the
Security Trustee, or (ii) proceed to take any action authorized or permitted under the terms of any of the
Security Documents or by applicable laws for the collection of all sums due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Obligors to the Banks, the Agent and/or the Security Trustee hereunder and/or under any of the
Security Documents (whether or not then due) all moneys and other amounts of the Obligors, then or thereafter in possession of the Banks, the Agent and/or Security Trustee, inclusive of the balance of any deposit account
(demand or time, matured or unmatured) of the Obligors, then or thereafter with the Banks, the Agent and/or
Security Trustee.

6.2      Indemnification.  The Obligors agree to, and shall, indemnify and hold harmless the Agent, the Security
Trustee and the Banks against any loss or costs or expenses (including legal fees and expenses) which the Agent, the Security Trustee and the Banks sustain or incur as a consequence of any default in payment of the Liabilities or interest accrued thereon or any other amount payable hereunder or under the Security Documents (other than costs and expenses caused by the gross negligence or willful misconduct of the Agent, the Security Trustee or any
Bank).  The Agent's, Security Trustee's or Banks' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Obligors.

6.3      Application of Moneys. (a) Except as otherwise provided in any Security Document, all moneys received by the Agent, Security Trustee or Banks under or pursuant to this Agreement or any of the Security
Documents after the happening of any Event of Default (unless cured to the satisfaction of the Banks) shall be applied by the Agent in the following manner:

                (i)        first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agent, the Security Trustee or the Banks in connection with the ascertainment, protection or enforcement of their rights and remedies hereunder and under any of the Security
                           Documents;

                (ii)       secondly, in or towards the payment of all fees payable by the Obligors under Clause 2.4;

                (iii)      thirdly, in or towards payment of any interest owing in respect of the Reimbursement Obligations;

                (iv)       fourthly, in or towards payment of any Reimbursement Obligations;

                (v)        fifthly, in or towards repayment of the Cash Deposit;

                (vi)       sixthly, in or towards payment of all other sums which may be owing to the Agent, the Security Trustee or the Banks under this Agreement or under any of the Security Documents, and

                (vii)      seventhly, the surplus (if any) shall be paid to the Obligors or to whomsoever else may be entitled thereto.

        (b)      With respect to any moneys received by the Agent pursuant to the Security Documents prior to the occurrence of an Event of Default the Agent shall hold such moneys as collateral in respect of the Obligors'
obligations hereunder, provided, however, that so long as no Event of Default shall have occurred and be continuing and the Obligors are in compliance with their obligations under Clause 7.3, the Agent shall release any such moneys to the Obligors or to whomsoever the Obligors may direct.

7.       COVENANTS

7.1      Obligor Covenants.   Each Obligor and the Guarantor hereby covenants and undertakes with the Banks, the
Agent and Security Trustee that, from the date hereof and so long as any principal, interest or other monies are owing in respect of this Agreement and the Security Documents or any of them:

                A.       Affirmative Covenants.   The Obligors will each:

                (i)        Performance of Agreements.  Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Loan Guarantor, the Agent, the Security Trustee and the Banks) of, the terms of this Agreement and the Security Documents;

                (ii)       Notice of Default; Change in Classification of Vessel.  Promptly inform the Agent of the occurrence of
                           (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) the withdrawal of any
                           Vessel's rating by its classification society or the issuance by such classification society of any recommendation or notation affecting class, (c) any litigation or governmental proceeding pending or threatened against any of the Obligors or the
                           Guarantor which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of any such party and
                           (d) any other event or condition of which it becomes aware which is reasonably likely to have a material adverse effect on its ability, or the ability of any other party thereto, to perform its obligations under this Agreement and the Security Documents or any of them;

                (iii)      Obtain Consents.  Obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and any other party's (other than the Loan Guarantor's, the Agent's, the Security Trustee's or the
                           Banks') respective obligations under this Agreement and the Security Documents;

                (iv)       Financial Statements.  Deliver or cause to be delivered to the Agent to be distributed by the Agent in accordance with Clause 12.14:

                        (a)     as soon as available but not later than ninety (90) days after the end of each fiscal year of the
                            Guarantor complete copies of the financial reports of the Guarantor (together with a
                            Compliance Certificate substantially in the form of Exhibit H, signed by the Chief
                            Financial Officer of the Guarantor), on a consolidated basis, which shall include at least the consolidated balance sheet of the Guarantor as of the end of such year and the related consolidated statements of income, cash flow and retained earnings for such year, all in reasonable detail, certified by an Acceptable Accounting Firm, together with their opinion (without material qualifications) thereon;

                        (b)     as soon as available but not later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Guarantor, a balance sheet of the Guarantor, on a consolidated basis, as at the end of such quarter and the related consolidated statements of income, cash flow and retained earnings for such quarter, all in reasonable detail, unaudited, but certified by the chief financial officer of the
                            Guarantor, together, in each instance, with a Compliance Certificate, signed by such chief financial officer of the Guarantor;

                        (c)     as soon as available, copies of all reports, statements or other instruments filed with the United
                            States Securities and Exchange Commission; and

                        (d)     such other statement or statements, lists of property and accounts, budgets, forecasts, reports and financial information with respect to the operation and management of the Vessels and any other vessels owned or operated directly or indirectly by the Guarantor, as the
                            Agent may from time to time reasonably request;

                (v)        Corporate Existence.  Do or cause to be done, and procure that the Guarantor shall do or cause to be done, all things necessary to preserve and keep in full force and effect their respective corporate existence, and all licenses, franchises, permits and assets necessary to the conduct of the business of each such corporation;

                (vi)       Books, Records, etc.  Keep, and procure that the Guarantor shall keep, proper books of record and account into which full and correct entries shall be made, in accordance with GAAP;

                (vii)      Inspection.  Allow, and procure that the Guarantor shall allow, any representative or representatives designated by the Agent or any of the Banks, subject to applicable laws and regulations, to visit and inspect any of the properties of any such party, and, on request, to examine the books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) of each such corporation and to discuss the affairs, finances and accounts of each such corporation, with the officers and executive employees of each such corporation all at such reasonable times and as often as the Agent or such Bank reasonably requests;

                (viii)     Taxes.  Pay and discharge, and cause the Guarantor to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon each such corporation or upon such corporation's income or property prior to the date upon which penalties attach thereto; provided, however, that such corporations shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality or amount thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto, and so long as such deferment in payment shall not subject any Vessel to material risk of forfeiture or loss;

                (ix)       Compliance with Statutes, etc.  Do or cause to be done, and procure that the Guarantor shall do or cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Obligors and the Guarantor and including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

                (x)        Environmental Matters.  Promptly upon the occurrence of any of the following conditions, provide to the
                           Agent a certificate of the Chief Financial Officer thereof, specifying in detail the nature of such condition and the Obligors' or the Guarantor's proposed response or the proposed response of any Environmental Affiliate (as such term is hereinafter defined)
                           of any thereof, as the case may be: (a) the Obligors' or the Guarantor's receipt or the receipt by any Environmental Affiliate of any thereof of any communication whatsoever that alleges that such Person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Obligors or the Guarantor, (b) knowledge by the
                           Obligors or the Guarantor or any Environmental Affiliate of any thereof that there exists any Environmental Claim pending or threatened against any such Person which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Guarantor or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against the Guarantor or any Environmental Affiliate  if such
                           Environmental Claim could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Guarantor.
                           Upon the written request by the Agent, each Obligor will submit, and procure that the
                           Guarantor shall submit, to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subclause.  For the purposes of this subclause,
                           "Environmental Claim" shall mean any claim under federal, state and local environmental, health and safety laws, statutes or regulations and  "Environmental
                           Affiliate" shall mean any person or entity the liability of which for Environmental
                           Claims the Obligors or the Guarantor may have assumed by contract or operation of law;

                (xi)       Accountants.  Retain an Acceptable Accounting Firm as its independent certified accountants;

                (xii)      Continue Charters.  Continue to charter the Vessels to the respective Charterer and ensure that the terms of such Charters include, inter alia, that the payments of the Charterers to the
                           Owners under the Charters will, in the aggregate, be sufficient to cover all payments of the Owners under this Agreement and any operating and other expenses of such Owner;

                (xiii)     Class Certificate.  Furnish, or cause to be furnished, to the Agent, upon any change of a Vessel's classification status or the issuance of a recommendation affecting class by a
                           Vessel's classification society or upon the Agent's reasonable request (to be made no more than once in any calendar year), a confirmation of class certificate covering each Vessel and evidencing compliance with the applicable provisions of the Mortgage thereon within thirty (30) days of such change or such request;

                (xiv)      Maintenance of Properties.  Maintain, or cause to be maintained, and keep, or cause to be kept, and procure that the Guarantor and shall maintain, or cause to be maintained, and keep, or cause to be kept, all properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and will cause to be made necessary repairs, renewals and replacements thereof so that the business carried on and in connection therewith and every portion thereof may be properly and advantageously conducted at all times.  In addition, each Owner shall cause its Vessel to be drydocked as often as required by such  Vessel's classification society and as a prudent shipowner would require;

                (xv)       Vessel Management.  Cause its Vessel to be managed by the Manager or such ship manager selected by the
                           Owners and satisfactory to the Banks pursuant to a written management agreement acceptable to the Banks;

                (xvi)      ISM Compliance.  Procure:

                        (a)      that any Operator will comply with and ensure that each Vessel and any Operator comply with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

                        (b)      that any Operator will immediately inform the Agent if there is any threatened or actual withdrawal of its or an Operator's DOC or the SMC in respect of any Vessel; and

                        (c)      that any Operator will promptly inform the Agent upon the issuance to the Borrower or any Operator of a DOC and to any Vessel of an SMC or the receipt by the Borrower or any Operator of notification that its application for the same has been realized;

                (xvii)     Limitation on Restricted Payments.

                           Procure that the Guarantor will not directly or indirectly declare or pay any dividend or make any distribution on its capital stock (such payments being defined as
                           "Restricted Payments") if, at the time of, and after giving effect to, the proposed
                           Restricted Payment: (A) an Event of Default or an event which but for the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing or (B) the aggregate amount expended for all Restricted
                           Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and be evidenced by a Board Resolution) after the date hereof shall exceed the sum of (1) 50%
                           of the aggregate amount of the Adjusted Consolidated Net Income (or if Adjusted
                           Consolidated Net Income is a loss, minus one hundred percent (100%) of such amount) of the Guarantor accrued on a cumulative basis during the period (taken as one accounting period) beginning February 1, 1996 and ending on the last day of the last fiscal quarter preceding such date plus (2) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of
                           Directors) received by the Guarantor (including the amount of any dividends reinvested in the capital stock of the Guarantor) from the issuance and sale permitted by the
                           Indenture of capital stock of the Guarantor (other than redeemable stock), including an issuance or sale for cash or other property upon the conversion of any Indebtedness of the Guarantor subsequent to the date hereof, or from the issuance of any options, warrants or other rights to acquire capital stock of the Guarantor (in each case, exclusive of any redeemable stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the
                           Maturity Date) plus (3) $50,000,000.

                           The foregoing provision shall not take into account, and shall not be violated by reason of:

                  (a)      the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                  (b)      the redemption, repurchase, defeasance or other acquisition or retirement for value of
                           Indebtedness of the Guarantor that is subordinated in right of payment to the
                           Reimbursement Obligations, with the proceeds of, or in exchange for, Indebtedness incurred under Clause 7.1(B)(iii)(III);

                  (c)      the repurchase, redemption or other acquisition by the Guarantor of capital stock of the Guarantor in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of capital stock of the Guarantor (other than redeemable stock);

                  (d)      the acquisition by the Guarantor of its Indebtedness that is subordinated in right of payment to the Reimbursement Obligations in exchange for or out of the proceeds of a substantial concurrent offering of shares of capital stock of the Guarantor (other than redeemable shares);

                  (e)      payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the applicable provisions herein; or

                  (f)      certain purchases, redemptions, acquisitions, cancellations or other retirements for a nominal value per right of any rights granted pursuant to any shareholders' rights plan (i.e., a "poison pill");

                           provided that in the case of the foregoing clauses (a) and (b), no Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                (xviii)    Collateral Maintenance Requirement.  Procure that the Agent shall have at all times cash denominated in
                           Dollars on deposit in the cash collateral account identified in Clause 4.1(e)
                           sufficient to satisfy the following conditions:

                           (I)      if prior to the delivery of the KARRATHA SPIRIT to Woodside Energy, the required cash shall equal (X)the Loan Amount as of such date less ((Y) the sum of the FMV of the KARRATHA
                                    SPIRIT and the FMV of each Collateral Vessel, divided by a collateral maintenance requirement of 110%);

                           (II)     during the term of the Woodside Charter, the required cash shall equal (X) the
                                    Loan Amount as of such date less ((Y) the sum of the KARRATHA SPIRIT Present
                                    Value, the FMV of each Collateral Vessel and the Woodside Charter Present
                                    Value, divided by a collateral maintenance requirement of 130%); or

                           (III)    after the expiration or termination of the Woodside Charter, the required cash shall equal (X) the Loan Amount as of such date less ((Y) the sum of the FMV of the KARRATHA SPIRIT and the FMV of each Collateral Vessel, divided by a collateral maintenance requirement of 150%).

                B.       Negative Covenants.

         None of the Obligors, without the prior written consent of the Banks, will:

                (i)        Liens.  Create, assume or permit to exist any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any of such party's property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired except:

                        (a)      liens for taxes not yet payable for which adequate reserves have been maintained;

                        (b)      the Mortgages, the Assignments and other liens in favor of the Security Trustee;

                        (c)      liens, charges and encumbrances against their respective Vessels permitted to exist under the terms of the Mortgages;

                        (d)      pledges of certificates of deposit or other cash collateral securing the Obligors' reimbursement obligations in connection with letters of guarantee hereafter issued for the account of the Obligors in connection with the establishment of the financial responsibility of the Obligors under Title 33 Code of Federal Regulations ("C.F.R.") Part 130 or
                         Title 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;
                         and

                        (e)      other liens, charges and encumbrances incidental to the conduct of the business of each such party or the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business;

                (ii)     Loans and Advances.  Make any loans or advances to, or any investments in, any person, firm, corporation, joint venture or other entity (including, without limitation, any loan or advance to any officer, director, stockholder, employee or customer of any company affiliated with the Obligors or the Guarantor) except for advances and investments in the normal course of its business and loans or advances to the Guarantor;

                (iii)    Limitation on Indebtedness. (a)  Incur, and shall procure that the Guarantor will not incur, any
Indebtedness excluding Indebtedness hereunder to the Agent, the Security Trustee or the Banks, Indebtedness under or in connection with the Loan Agreement and
Indebtedness existing (or for which a written commitment has been made on or before the date hereof) on the date hereof; provided that the Guarantor or any of its
Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such
Indebtedness and the receipt and application of the proceeds therefrom, the Interest
Coverage Ratio of the Guarantor would be greater than 2:1.

                           Notwithstanding the foregoing, the Guarantor may incur each and all of the following:

                           (I)      Indebtedness in an aggregate principal amount such that the aggregate principal amount of the Indebtedness of the Guarantor outstanding immediately after such incurrence does not exceed the aggregate principal amount of
                                    Indebtedness existing on the date hereof plus $50,000,000;

                           (II)     Indebtedness of the Guarantor to any Wholly-Owned Subsidiary;

                           (III)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness of the Guarantor, other than
                                    Indebtedness incurred under clause (I) or (V) of this paragraph and any refinancings thereof, in an amount not to exceed the principal amount so exchanged, refinanced or refunded (plus premiums, accrued and unpaid interest, fees and expenses thereon);

                           (IV)     Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest
                                    Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the
                                    Indebtedness of the Guarantor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of guarantee, surety bonds or performance bonds securing any obligations of the Guarantor pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets of the Guarantor and not exceeding the gross proceeds therefrom, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets of the Guarantor for the purpose of financing such acquisition; and

                           (V)      Indebtedness in connection with the acquisition of any new Wholly-Owned
                                    Subsidiary; provided that, with respect to this Clause 7.1(B)(iii)(a)(V), after giving effect to the Incurrence thereof, the Guarantor could incur at least $1.00 of Indebtedness pursuant to the first paragraph of this Clause
                                    7.1(B)(iii)(a);

                (b)         For purposes of determining any particular amount of Indebtedness under this Clause 7.1(B)(iii), guarantees or obligations with respect to letters of guarantee supporting
                            Indebtedness otherwise included in the determination of such particular amount shall not be included.  For purposes of determining compliance with this
                            Clause 7.1(B)(iii), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above in this
                            Clause 7.1(B)(iii), the Guarantor, in its sole discretion, shall classify such item of
                            Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.  Notwithstanding any other provision of this Clause 7.1(B)(iii), the maximum amount of Indebtedness that the
                            Guarantor may incur pursuant to this Clause 7.1(B)(iii) shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies.

                (c)         The Guarantor shall not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Guarantor unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, is also expressly made subordinate to the Indebtedness of the Guarantor under the
                            Guaranty.

                (iv)       Guarantees, etc.  Assume, guarantee or (other than in the ordinary course of its business) endorse or otherwise become or remain liable in connection with any obligation of any Person, firm, company or other entity except for guaranties in favor of the Banks or the
                           Security Trustee on behalf of the Banks;

                (v)        Changes in Business.  Change the nature of its business or commence any other business;

                (vi)       Use of Corporate Funds.  Pay out any funds to any company or Person except (a) in the ordinary course of business in connection with the management of the business of the Obligors and the
                           Guarantor, including the operation and/or repair of the Vessels and (b) the servicing of the Indebtedness to the Banks;

                (vii)      Issuance of Shares.  Issue or dispose of any shares of its own capital stock to any Person;

                (viii)     Consolidation, Merger.  Consolidate with, or merge into any Person;

                (ix)       Changes in Offices or Names.  Change the location of the chief executive office of the Obligors or the
                           Guarantor, the office of the chief place of business any such parties, or the office of the Obligors in which the records relating to the earnings or insurances of the
                           Vessels are kept unless the Banks shall have received thirty (30) days prior written notice of such change;

                (x)        Limitation on Transactions with Shareholders and Affiliates.  None of the Obligors will and will procure that the Guarantor will not, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) or series of related transactions with any holder (or any Affiliate of such holder) of 5% or more of any class of capital stock of the Guarantor or with any Affiliate of the Guarantor, except upon fair and reasonable terms no less favorable to the Obligors or the Guarantor than could be obtained, at the time of such transaction or series of related transactions or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate.

                           The foregoing limitation does not limit, and shall not apply to:

                  (a)      transactions or series of related transactions (I) approved by a majority of the disinterested members of the Board of Directors as fair to the Obligors or the
                           Guarantor or (II) for which the Obligors or the Guarantor, as the case may be, delivers to the Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Obligors or the Guarantor, as the case may be, from a financial point of view;

                  (b)      the payment of reasonable and customary regular fees to directors of the Obligors or the Guarantor who are not employees of the Obligors or the Guarantor; or

                  (c)      any Restricted Payments not prohibited by Clause 7.1(A)(xvi);

                  (xi)     Change of Flag.  Change the flag of any Vessel or the management of such Vessel;

                  (xii)    Sale of Vessel.  Sell, transfer or otherwise dispose of a Vessel; or

                  (xiii)   Modification of Agreements.  Except as contemplated by this Agreement, amend, modify or otherwise change, or allow the Guarantor to amend, modify or change, any of the Transaction
Documents to which it is a party.

7.2      Valuation of the Vessels.  Each Vessel shall be subjected to a semi-annual valuation (the "Valuation")
on the basis of a non-converted trading tanker from an independent appraiser approved by the Agent.  All
Valuations shall be for the account of the Obligors.  In the event of disagreement over the Valuations, the Agent may, at the Agent's expense, obtain a separate valuation (the "Additional Valuations") from an appraiser approved jointly by the Obligors and the Agent.  In the event that there is disagreement over the Valuation and any
Additional Valuation, the market value of the Vessels shall be determined to be the arithmetic average of the
Valuation and any Additional Valuations.

7.3      Collateral Maintenance.  If the Obligors fail to maintain the cash deposit requirements set forth in
Clause 7.1A (xviii), within a period of ten (10) Banking Days following receipt by the Obligors of written notice from the Agent notifying the Obligors of such failure and specifying the amount of any shortfall with respect to the cash deposit (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Obligors) (a) the Obligors shall deliver to the Agent, upon its request, additional collateral satisfactory to the Banks, in their sole discretion (including the deposit of cash in the cash collateral account maintained with the Agent), such that the conditions of Clause 7.1A (xviii) are satisfied or (b) the Obligors shall prepay the Liabilities or part thereof (together with interest thereon) as shall result in the conditions of Clause 7.1A
(xviii) being satisfied.

7.4      Substitution of Collateral.  So long as no Event of Default has occurred and is continuing, the Borrower may elect to substitute one or more vessels as collateral security for the Banks under this Agreement in exchange for the partial or full, as the case may be, remittance to the Borrower of the cash deposited with the Agent pursuant to Clause 4.1(e).  In the event that the Borrower elects to exercise such option, it shall substitute one or more vessels approved by the Banks (each a "Collateral Vessel") each of which meets the following conditions:

        (i)      each Collateral Vessel complies with the requirements of Clause 4.1(b);

        (ii)     each Collateral Vessel is not older than 20 years less the remaining term of the Reimbursement Period; and

        (iii)

                the owner of each Collateral Vessel has executed an Accession Agreement and has executed a
                Mortgage, an Assignment of Earnings and an Assignment of Insurances (and related notices and has obtained consents and agreements relating thereto) in favor of the Security Trustee as provided with respect to each other Owner hereunder and has met the conditions, updated mutatis mutandis, of Clauses 4.1(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) and (l).

Upon the satisfaction of the foregoing conditions of this Clause 7.4, the Agent, on behalf of the Banks, shall remit to the Borrower the cash deposited with the Agent pursuant to Clause 4.1(e) less any amounts necessary and sufficient to satisfy such the conditions of Clause 7.1A (xviii).

8.       ASSIGNMENT/PARTICIPATIONS

8.1      Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the Obligors, the Agent, the Security Trustee and the Banks and their respective successors and assigns, except that the Obligors may not assign any of their rights or obligations hereunder .  The Banks may, with the prior written consent of the
Obligors (such consent not to be unreasonably withheld) assign a portion of their rights and obligations under this Agreement to any one or more commercial lenders (the expenses of the Banks in connection with any such assignment shall be for their own account), provided, however, in the event of any such assignment, such assignment is to be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit
G.  The Obligors will take all reasonable actions requested by the Banks to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement.

8.2      Participations.  Any Bank may, with the prior written consent of the Obligors (such consent not to be unreasonably withheld), at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of its Commitment or other interests of such Bank hereunder; provided, however, that

                  (a)      no participation contemplated in this Section 8.2 shall relieve such Bank from its
         Commitment or its other obligations hereunder,

                  (b)      such Bank shall remain solely responsible for the performance of its Commitment and such other obligations,

                  (c)      no Participant, unless such Participant is an affiliate of such Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any of the following actions:  (i) increase the Commitment of such Bank, reduce any fees described in
         Section 2, or extend the Expiration Date, (ii) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of fees, principal of or interest on any of the Reimbursement
         Obligations, or (iii) release any guarantor from its obligations under any guarantee, and

                  (d)      none of the Obligors shall be required to pay any amount under Clauses 2.5, 2.6, 5.1 or 10 that is greater than the amount which it would have been required to pay had no participating interest been sold.

9.       CURRENCY INDEMNITY

9.1      Currency Conversion.  If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in
Dollars under this Agreement or any of the Security Documents then the conversion shall be made, in the discretion of the Banks, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Banks shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement and/or any of the
Security Documents.

9.2      Change in Exchange Rate.  If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Obligors shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Banks shall be remitted to the Obligors.

9.3      Additional Debt Due.  Any amount due from the Obligors under Clause 9.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this
Agreement, the Loan Agreement and/or any of the Security Documents.

9.4      Rate of Exchange.  The term "rate of exchange" in this Clause 9 means the rate at which the Banks in accordance with their normal practices are able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

10.      EXPENSES  The Obligors jointly and severally agree, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agent, the Security Trustee and the Banks for their payment of, the reasonable expenses of the Agent, the Security Trustee and the Banks incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agent's, Security Trustee's and Banks' rights or remedies with respect thereto or in the preservation of the Agent's, the Security Trustee's and the Banks' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Banks' counsel in connection therewith, including Seward & Kissel and Norton White as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agent, the Security Trustee and the Banks in connection with this transaction, all costs and expenses, if any, in connection with the enforcement of this
Agreement, and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents herein contemplated and to hold the Agent, the Security Trustee and the Banks free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes.
Such taxes and, if any, interest and penalties related thereto as may become payable after the date here of shall be paid immediately by the Obligors to the Agent, the Security Trustee or the Banks, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Obligors to such party or parties after payment thereof (if the Agent, the Security Trustee or the Banks, at their sole discretion, chooses to make such payment).  The Obligors jointly and severally agree on demand to reimburse the
Agent, the Security Trustee and the Banks for any payments made by the Agent, the Security Trustee and/or the
Banks on behalf of the Obligors in connection with or pursuant to any of the Transaction Documents.

11.      APPLICABLE LAW, JURISDICTION AND WAIVER

11.1     Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the
State of New York.

11.2     Jurisdiction.  Each of the Obligors hereby irrevocably submits to the jurisdiction of the courts of the
State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Banks under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that service of summons or other legal process on it may be served by registered mail addressed thereto, c/o Watson, Farley & Williams, 380 Madison Avenue, New York, New York 10017.  The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Obligors as such, and shall be legal and binding upon the Obligors for all the purposes of any such action or proceeding.  Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Obligors to the Banks) against the
Obligors in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment.  The Obligors will advise the Banks promptly of any change of address for the purpose of service of process.  Notwithstanding anything herein to the contrary, the Banks may bring any legal action or proceeding in any other appropriate jurisdiction.

11.3     WAIVER OF JURY TRIAL.  IT IS MUTUALLY AGREED BY AND AMONG THE OBLIGORS, THE GUARANTOR, THE AGENT, THE
SECURITY TRUSTEE AND THE BANKS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF
OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE SECURITY DOCUMENTS.

12.      THE AGENT

12.1     Appointment of Agent.  Each of the Banks hereby irrevocably appoints and authorizes the Agent (which for purposes of this Clause 12 shall be deemed to include the Agent acting in its capacity as Security Trustee pursuant to Clause 13) to take such action as agent on its behalf and to exercise such powers under this
Agreement and the Security Documents as are delegated to the Agent by the terms hereof and thereof.  Neither the
Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

12.2     Distribution of Payments.  Whenever any payment is received by the Agent from the Obligors for the account of the Banks, or any of them, whether of Reimbursement Obligations, commissions, fees or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Banks according to their respective Commitments, as the case may be, in each case to be applied according to the terms of this Agreement.

12.3     No Duty to Examine, Etc.  The Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any Security Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

12.4     Agent as Banks.  With respect to that portion of the Cash Deposit made available by it as a "Bank", the entity which is the Agent shall have the same rights and powers hereunder as any other Banks and may exercise the same as though it were not the Agent, and the term "Banks" or "Banks" shall include the entity which is the Agent in its capacity as a Bank.  The entity which is the Agent and its affiliates may accept deposits from, lend money to and engage in any kind of business with the Obligors and the Guarantor as if it were not the Agent.

12.5     (a)  Obligations of Agent. The obligations of the Agent under this Agreement and under the
Security Documents are only those expressly set forth herein and therein.

        (b)   No Duty to Investigate.  The Agent shall not at any time be under any duty to investigate whether an
Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an
Event of Default, has occurred or to investigate the performance of this Agreement, the Loan Agreement or any of the Security Documents by the Obligors or the Guarantor.

12.6    (a)  Discretion of Agent. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Security Documents, unless the Agent shall have been instructed by the Banks or all Banks, as appropriate hereunder, to exercise such rights or to take or refrain from taking such action; provided, however, that the
Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

        (b)  Instructions of Banks.  The Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Guaranty or under any Security Document in accordance with the instructions of the Banks and any action taken or failure to act pursuant to such instructions shall be binding on all of the Banks.

12.7     Assumption re Event of Default.  Except as otherwise provided in Clause 12.13, the Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Agent has been notified by the
Obligors or the Guarantor of such fact, or has been notified by a Bank that such Bank considers that an Event of
Default or such an event (specifying in detail the nature thereof) has occurred and is continuing.  In the event that the Agent shall have been notified by the Obligors or any Bank in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Agent shall notify the Banks and shall take action and assert such rights under this Agreement and under the Security Documents as the Banks shall request in writing.

12.8     No Liability of Agent or Banks.  Neither the Agent nor any of the Banks shall be under any liability or responsibility whatsoever:

         (A)      To the Obligors or the Guarantor or any other Person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Bank or any other Person of any of its or their obligations under this Agreement or under any Security Document;

         (B)      To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, the Obligors or the Guarantor of any of their respective obligations under this Agreement or under the
Security Documents; or

         (C)      To any Bank or Banks, for any statements, representations or warranties contained in this
Agreement, in any Security Document or any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, or any
Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

12.9     Indemnification of Agent.  The Banks agree to indemnify the Agent in its capacity as Agent and Security
Trustee (to the extent not reimbursed by the Obligors or the Guarantor), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any Security Document, any action taken or omitted by the Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement or any Security Document, except that no Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Security Trustee's gross negligence or willful misconduct.

12.10    Consultation with Counsel.  The Agent may consult with legal counsel selected by it and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

12.11    Resignation.  The Agent may resign at any time by giving 60 days' written notice thereof to the Banks and the Obligors.  Upon any such resignation, the Banks shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 60 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank or trust company of recognized standing.  The appointment of any successor Agent shall be subject to the prior written consent of the Obligors, such consent not to be unreasonably withheld.  After any retiring Agent's resignation as Agent hereunder, the provisions of this
Clause 12 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

12.12    Representations of Banks.  Each Bank represents and warrants to each other Bank and the Agent that:

           (i)    In making its decision to enter into this Agreement and to make its portion of the Cash Deposit available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Obligors and the Guarantor, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Bank or the Agent; and

           (ii)   So long as any portion of its Commitments remain outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Obligors and the Guarantor.

12.13    Notification of Event of Default.  The Agent hereby undertakes to promptly notify the Bank, and the Bank hereby promptly undertake to notify the Agent and the other Banks, of the existence of any Event of Default which shall have occurred and be continuing of which the Agent or any Bank has actual knowledge.

12.14    Distributing Financial Statements, etc.  The Agent shall, upon receipt of financial statements pursuant to Clause 7.1 A(iv) or other notices received thereunder, deliver or cause to be delivered copies of such documents to the Banks without delay.

13.      APPOINTMENT OF SECURITY TRUSTEE

                  Each of the Banks irrevocably appoints the Security Trustee as security trustee on their respective behalf with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Banks or any of them or for the benefit thereof under or pursuant to this Agreement or any Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Bank in this Agreement or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any
Bank or any agent of any Bank or received or recovered by any Bank or any agent of any Bank pursuant to, or in connection with, this Agreement or the Security Documents whether from any Obligor or the Guarantor or any other
Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Bank or any agent of any Bank in respect of the same (or any part thereof).  The Security Trustee hereby accepts such appointment.

14.      NOTICES AND DEMANDS

14.1     Notices.  All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Obligors at the addresses or telecopy numbers set out below and to the Banks, the Agent and the Security
Trustee at their address and telecopy number set out below its name on the signature pages hereto or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto.  Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Clause and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Clause or when delivery at such address is refused.

                  If to the Obligors at:
                  c/o      Teekay Shipping Limited
                           TK House
                           Bayside Executive Park
                           West Bay Street & Blake Road
                           P.O. Box AP-59212
                           Nassau, Bahamas
                           Telecopy: (242) 502-8840

15.      MISCELLANEOUS

15.1     Time of Essence.  Time is of the essence of this Agreement but no failure or delay on the part of the
Agent, the Security Trustee, or the Banks to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such entity of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

15.2     Unenforceable, etc., Provisions - Effect.  In case any one or more of the provisions contained in this
Agreement or in any of the Security Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Obligors but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

15.3     References.  References herein to Clauses, Schedules and Exhibits are to be construed as references to clauses of, and schedules and exhibits to, this Agreement.

15.4     Further Assurances.  Each of the Obligors agrees that if this Agreement or any of the Security Documents shall, in the reasonable opinion of the Agent or the Banks, at any time be deemed by the Agent or the Banks for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Agent or the Banks may be required in order more effectively to accomplish the purposes of this Agreement or any of the
Security Documents.

15.5     Prior Agreements, Merger.  Any and all prior understandings and agreements heretofore entered into between the Obligors and the Guarantor on the one part, and the Agent, the Security Trustee or the Banks, on the
other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements
(the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the
Obligors and the Guarantor, and/or the Security Trustee and/or Agent and/or the Banks are parties, which alone fully and completely express the agreements between the Obligors and the Security Trustee, the Agent and the
Banks.

15.6     Joint and Several Obligations.  The obligations of the Obligors under this Agreement and under each provision hereof are joint and several whether or not so specified in any provision hereof.  Each Obligor shall be entitled to rights of contribution as against the other Obligor, provided, however, that such rights of contribution shall (a) not in any way condition or lessen the liability of any Obligor as a joint and several borrower for the whole of the obligations owed to the Banks hereunder or under the Security Documents and (b) be fully subject and subordinate to the rights of the Banks hereunder and under the Security Documents.

15.7     Limitation of Liability.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Obligor or its assets of this Agreement or any
Security Document granted by such Obligor as security for its obligations hereunder and that under such principles, this Agreement or such Security Documents would not be enforceable against such Obligor or its assets unless the following provisions of this Clause 15.7 had effect, then, the maximum liability of each Obligor hereunder (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the Indebtedness and (ii) an amount equal to the aggregate, without double counting, of (a)
ninety-five percent (95%) of the such Obligor's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater, (b) the aggregate fair value of such Obligor's Subrogation and Contribution Rights (as hereinafter defined) and (c) the amount of any Valuable Transfer (as hereinafter defined) to such Obligor, provided that such Obligor's liability under this Agreement shall be further limited to the extent, if any, required so that the obligations of such
Obligor under this Agreement shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances.  In determining the limitations, if any, on the amount of any of such Obligor's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the "Subrogation and Contribution Rights") which such Obligor may have on the Determination Date with respect to any other guarantor of the Indebtedness under applicable law shall be taken into account.  As used in this Clause 15.7, "Indebtedness" of the Obligor shall mean, all of the Obligor's present or future indebtedness whether for principal, interest, fees, expenses or otherwise, to the Banks under this Agreement and the Security Documents.  As used herein "Adjusted Net Worth" of the respective Obligor shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Obligor over (ii) the amount that will be required to pay such Obligor's probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (b) an amount equal to (i) the excess of the sum of such
Obligor's property at a fair valuation over (ii) the amount of all liabilities of such Obligor, contingent or otherwise, as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors.  In determining the Adjusted Net Worth of such Obligor for purposes of calculating the
Maximum Liability Amount for such Obligor, the liabilities of such Obligor to be used in such determination pursuant to each clause (ii) of the preceding sentence shall in any event exclude (a) the liability of such
Obligor under this Agreement and the Security Documents to which it is a party, (b) the liabilities of such
Obligor subordinated in right of payment to this Agreement and (c) any liabilities of such Obligor for
Subrogation and Contribution Rights to any of the other guarantors.  As used herein "Valuable Transfer" shall mean, in respect of any Obligor, (a) all loans, advances or capital contributions made to such Obligor with proceeds of the Loan, (b) all debt securities or other obligations of such Obligor acquired from such Obligor or retired by such Obligor with proceeds of the Loan, (c) the fair market value of all property acquired with proceeds of the Loan and transferred, absolutely and not as collateral, to such Obligor, (d) all equity securities of such Obligor acquired from such Obligor with proceeds of the Loan, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to such Obligor as a result of this Agreement.

15.8     Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement.  This Agreement may be
executed in any number of counterparts, each of will shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Obligors and the Banks (and, if the rights or duties of  the Banks, the Agent or the Security Trustee are affected thereby, by the Banks, Agent or the Security Trustee, as applicable); provided that no amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the Guarantee Fee or any other fees hereunder, (iii) postpone the date fixed for any payment hereunder or for any termination of any Commitment, (iv) amend Clause 8, (v) waive any condition precedent to the making of the Loan,
(vi) release any collateral or the Guarantor or (vii) amend or modify this Clause 15.8 or otherwise change the percentage of the Commitments or the number or category of Banks, which shall be required for the Banks or any of them to take any action under this Clause or any other provision of this Agreement.

15.9     Headings.  In this Agreement, Clause headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

                  IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

KARRATHA SPIRIT PTY LTD
(ACN 094 385 556),

By:/s/ John S. Osborne, Jr.
     Name: John S. Osborne, Jr.
     Title: Attorney-in-Fact

COMMITMENTS/PERCENTAGE AMOUNT
-----------------------------

Commitment: $17,000,000                                      NEDSHIP BANK (America) N.V.
Percentage Share: 50.00%                                     as Agent, Security Trustee and Bank
                                                                  Zeelandia Office Park
                                                                  Kaya W.F. G. Mensing, 14
                                                                  Curacao, The Netherlands Antilles
                                                                  Attention:  Managing Director
                                                                  Telecopy:  (599) 9-465-2366

                                                             By:/s/ Matthew R. Cooley
                                                                  Name: Matthew R. Cooley
                                                                  Title: Attorney-in-Fact

                                                             copies of all notices to:
                                                             Nedship International, Inc.
                                                             66 Field Point Road
                                                             Greenwich, CT 06830
                                                             Attention:  John Hartigan
                                                             Telecopy:  (203) 422-2320

Commitment: $17,000,000                                      LANDESBANK SCHLESWIG-HOLSTEIN,
Percentage Share: 50.0%                                          as a Bank
                                                                    Martensdamm 6
                                                                    D-24103 Kiel, Germany
                                                                    Telecopy: 49-431-900-1130

                                                             with a copy of all notices to
                                                             Landesbank Schleswig-Holstein
                                                             United Kingdom
                                                             Representative Office
                                                             50 Gresham Street
                                                             London EC2V 7AY
                                                             Telecopy: 011-44-1-71-600-7020

                                                             By: /s/ Matthew R. Cooley
                                                                  Name: Matthew R. Cooley
                                                                  Title: Attorney-in-Fact

01029.013 #221997v2

                                               CONSENT AND AGREEMENT
                                               ---------------------

                  The undersigned, referred to in the foregoing Reimbursement and Cash Deposit Agreement as the
"Guarantor", hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Clauses 3, 7 and 11.3 of said
Agreement to the same extent as if the undersigned were a party to said Agreement.

                                          TEEKAY SHIPPING CORPORATION

                                          By:/s/ John S. Osborne, Jr.
                                               Name:  John S. Osborne, Jr.
                                               Title: Attorney-in-Fact

01029.013 #221997v2

EXHIBIT A

                                                              February 23, 2001

To:      RABO Australia Limited
         Level 10, Challis House
         4 Martin Place
         Sydney NSW Australia

At the request of Karratha Spirit Pty. Ltd (the "Borrower"), we the undersigned Rabobank Curacao N.V. (the
"Guarantor"), hereby issue the following guarantee to you (the "Guarantee").

You have agreed to make a loan in the amount of US$34,000,000 (the "Loan") to the Borrower, as borrower, pursuant to a term loan facility agreement to be dated on or about February  15, 2001 (the " Loan Facility Agreement"), in
order to assist in the financing of the Australian flag vessel KARRATHA SPIRIT.

We have received a copy of and have duly noted the contents of the Loan Facility Agreement.

        1.        In consideration of you entering into the Loan Facility Agreement and the execution by, among the others, the Borrower of a Loan Guarantee Agreement of even date herewith, we hereby irrevocably guarantee to pay to you up to Thirty-Four Million United States Dollars ($34,000,000.00) as
                  primary obligor any and all amounts due and payable to you from the Borrower under the Loan
                  Facility Agreement (the "Guaranteed Amounts") as herein provided.  The obligations of the
                  Guarantor under and pursuant to this Guarantee shall be reduced by an amount equal to any prepayments by the Borrower of the Loan under the Loan Facility Agreement.

        2.        We shall immediately, and no later than five (5) Banking Days after receipt of your written demand, pay to you all amounts due and which the Borrower is obliged to pay to you under the Loan Facility
                  Agreement, provided only that your demand recites that there has been an Event of Default under the Loan Facility Agreement and that you have accelerated the Loan and specifies the amount that the Borrower is obliged to pay to you.  No further documentation or action shall be necessary in order to oblige us to make payment under this Guarantee.

                  Upon our payment of the Guaranteed Amounts, you shall execute a release of this Guarantee pursuant to the terms of the aforementioned Loan Guarantee Agreement.

        3.        As a separate obligation we unconditionally and irrevocably agree to indemnify you against all liability or loss arising from, and any costs, charges, expenses or interest incurred directly or indirectly, as a result of or arising out of the Guaranteed Amounts not being or ever having been recoverable from the Borrower because of any circumstance.

        4.        Our obligations hereunder shall be irrevocable and absolute without regard to:

        (1)       you, as lender under the Loan Facility Agreement (the "Lender"), or another person granting time or other indulgence (with or without the imposition of an additional burden) to, compounding or compromising with or wholly or partially releasing the Borrower, any other guarantor or another person in any way;

        (2)       laches, acquiescence, delay, acts, omissions or mistakes on the part of the Lender or another person or any one or more of them;

        (3)       any variation, assignment or novation of a right of yours or another person or material alteration of a document, in respect of the Borrower, the Guarantor or another person;

        (4)       the transaction of business, expressly or impliedly, with, for, or at the request of, the Borrower, the
                  Guarantor or another person;

        (5)       changes which from time to time may take place in the membership, name or business of a firm, partnership, committee or association whether by death, retirement, admission or otherwise whether or not the Guarantor or another person was a member;

        (6)       the loss or impairment of any security given with respect to the Loan Facility Agreement (a "Security
                  Interest");

        (7)       a Security Interest being void, voidable or unenforceable;

        (8)       a person dealing in any way with a guarantee, judgment or negotiable instrument (including, without limitation, taking, abandoning or releasing (wholly or partially), realizing, exchanging, varying, abstaining from perfecting or taking advantage of it);

        (9)       the death of any person or any insolvency, bankruptcy, reorganization or other similar proceeding (an
                  "Insolvency Event");

        (10)      a change in the legal capacity, rights or obligations of a person;

        (11)      the fact that a person is a trustee, nominee, joint owner, joint venturer or a member of a partnership, firm or association;

        (12)      a judgment against the Borrower or another person;

        (13)      the receipt of a dividend after an Insolvency Event or the payment of a sum or sums into the account of the Borrower or another person at any time (whether received or paid jointly, jointly and severally or otherwise);

        (14)      any part of the Guaranteed Amounts being irrecoverable;

        (15)      an assignment of rights in connection with either of the Guaranteed Amounts;

        (16)      the acceptance of repudiation or other termination in connection with either of the Guaranteed Amounts;

        (17)      the invalidity or unenforceability of an obligation or liability of a person other than the Guarantor;

        (18)      invalidity or irregularity in the execution of this guarantee by the Guarantor or any deficiency in or irregularity in the exercise of the powers of the Guarantor to enter into or observe its obligations under this guarantee and indemnity;

        (19)      the opening of a new account by the Borrower with the Lender or another person or the operation of a new account;

        (20)      any obligation of the Borrower being discharged by operation of law;

        (21)      property secured under a Security Interest being forfeited, extinguished, surrendered, resumed or determined.

The liability of the Guarantor under this Guarantee is not affected;

        (a)       because any other person who was intended to enter into this Guarantee, or otherwise become a co-surety or co-indemnifier for payment of any of the Guaranteed Amounts or other money payable under this guarantee and indemnity has not done so or has not done so effectively; or

        (b)       because a person who is a co-surety or co-indemnifier for payment of any of the Guaranteed Amounts or other money payable under this Guarantee is discharged under an agreement or under statute or a principle of law or equity.

        5.        This Guarantee shall remain in full force and effect up to the Maturity Date (as the term is defined in the Loan Facility Agreement).

        6.        If at any time any amount payable by any Borrower under the Loan Facility Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the
                  Borrower or otherwise, our obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

        7.        Any and all payments under this Guarantee shall be made in freely available funds without set-off or counterclaims and without any restrictions or condition and free and clear of all and any taxes, duties, charges or other deductions or withholdings of any nature.

        8.        This Guarantee is governed by the law in force in New South Wales, Australia.

                  The undersigned hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.  The undersigned waives any right it has to object to an action being brought in those courts, including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

                  Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on the undersigned by being delivered to or left for that party at
                  Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 14 Curacao, Netherlands Antilles, Attention:
                  Jaap Klep.

        9.       This Guarantee becomes effective on the date hereof.

        10.      This Guarantee shall not be amended without the written consent of each of the Borrower, the Guarantor, and the Banks (as such term is defined in that certain Loan Guarantee Agreement dated as of the date hereof by and among the Borrower, Nedship Bank (America) N.V., as Agent and Security
                  Trustee and the Banks listed on the signature pages thereto).

Executed as an Agreement

/s/ J. S. Klep                          /s/ S. B. Willems
-------------------------               -------------------------
    J. S. Klep                              S. B. Willems
    General Manager                         Risk Manager

Signed for and on behalf of                          )
Rabobank Curacao N.V.                                )
in the presence of:                                  )

/s/ G. Hernandez
-------------------------
    G. Hernandez
    Human Resources

EXHIBIT B

===================================================================================================================

                                                     GUARANTY

                                                        by

                                            TEEKAY SHIPPING CORPORATION

                                                    in favor of

                                           NEDSHIP BANK (AMERICA) N.V.,
                                                as Security Trustee

===================================================================================================================

                                                 February 16, 2001

01029.004 #222434

                                                     GUARANTY

                  THIS GUARANTY (this "Guaranty"), dated as of February 16, 2001, is made by TEEKAY SHIPPING
CORPORATION, a company organized and existing under the laws of the Republic of the Marshall Islands with offices at c/o Teekay Shipping Limited, TK House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box
AP-59212, Nassau, Bahamas (the "Guarantor"), in favor of NEDSHIP BANK (AMERICA) N.V. ("Nedship"), as agent (in such capacity, the "Agent") and security trustee (in such capacity herein called the "Security Trustee") under the Reimbursement Agreement referred to in Recital (D) below.

                                                 WITNESSETH THAT:

WHEREAS:

        (A)      Karratha Spirit Pty Ltd (the "Borrower"), a wholly-owned subsidiary of the Guarantor, and RABO Australia
Limited (the "Lender") entered into a loan agreement dated the date hereof (the "Loan Agreement") providing for
(among other things) the making of a loan of US$34,000,000 (the "Loan") by the Lender to the Borrower to enable the Borrower to acquire the Australian flag vessel KARRATHA SPIRIT;

        (B)      It is a condition precedent to the making of the Loan that Rabobank Curacao N.V., as guarantor (in such capacity, the "Loan Guarantor") deliver to the Lender a letter of guarantee (the "Letter of Guarantee") securing the obligations of the Borrower under the Loan Agreement;

        (C)      It is a condition precedent to the issuance of the Letter of Guarantee by the Loan Guarantor that the
Banks (as such term is defined in the Reimbursement Agreement referred to in Recital (D) below) deliver to the
Loan Guarantor cash collateral in the amount of US$34,000,000 (the "Cash Collateral Deposit") as security for the
Loan Guarantor's performance under the Letter of Guarantee;

        (D)      The Borrower has requested the Banks, and the Banks are willing to have the Agent deliver on their behalf the Cash Collateral Deposit on the terms and conditions of an  reimbursement and cash collateral deposit agreement dated the date hereof (the "Reimbursement Agreement") entered into between the Borrower (together with any vessel owner that becomes a party thereto, the "Obligors"), the Banks and Nedship, as agent and security trustee;

        (E)      It is a condition precedent to the delivery of the Cash Collateral Deposit pursuant to the Reimbursement
Agreement that the Guarantor enter into this Guaranty in favor of the Security Trustee for the benefit of the
Creditors (as hereinafter defined) and otherwise agree to be bound by the terms of this Guaranty.

         NOW, THEREFORE, in consideration of the Agent, on behalf of the Banks, delivering the Cash
Collateral Deposit and for other valuable consideration, the receipt and adequacy of which the Guarantor hereby acknowledges, the Guarantor hereby agrees as follows:

1.       DEFINED TERMS

         Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have the same meanings when used herein.

2.       GUARANTY

         The Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety, (i) the full and prompt payment to the Security Trustee, for the account of the Agent, the Security
Trustee and the Banks (collectively, the "Creditors"), on first demand of all of the Obligors' present or future indebtedness whether for principal, interest, fees, expenses or otherwise, to the Creditors under the
Reimbursement Agreement and the Security Documents (the "Indebtedness") when due upon demand, by acceleration or otherwise together with any and all fees and expenses of counsel and court costs and other expenses incurred by the Creditors in connection therewith and (ii) the punctual and faithful performance by the Obligors of each and every duty, covenant, agreement and obligation thereof under the Reimbursement Agreement and the Security
Documents.

3.       REPRESENTATIONS AND WARRANTIES

         The Guarantor hereby warrants and agrees that the representations set forth in Section 3 of the
Reimbursement Agreement insofar as they relate to the Guarantor are true and correct and hereby incorporates, repeats and represents, on its own behalf, without limitation, such representations as if they were more fully set forth herein at length.  The Guarantor further warrants and represents that all information and other data pertaining to it and delivered to the Agent and the Banks pursuant to the Reimbursement Agreement or this
Guaranty is true and correct and all financial statements furnished pursuant thereto have been prepared in accordance with GAAP and accurately and fairly present the financial condition and results of operations of the parties covered thereby as of the dates and for the periods covered by such financial statements.  The Guarantor additionally warrants and agrees, for its own part, that it has reviewed the Loan Agreement, the Reimbursement
Agreement and each of the Security Documents and that it will comply with each of the covenants set forth in the
Reimbursement Agreement and each of the Security Documents including, but not limited to, those set forth in
Clause 7 of the Reimbursement Agreement, which are applicable to it.

4.       COVENANTS

        4.01     Governmental Consents.   The Guarantor agrees to ensure that at all times any governmental or other consents, licenses or authorizations required to ensure that the obligations of the Guarantor hereunder constitute legal, valid and binding obligations and to make this Guaranty admissible in evidence in both State and Federal Courts in New York, in the United States of America, or in any other relevant jurisdiction, are maintained in full force and effect.

        4.02     Notice of Default.   The Guarantor agrees to notify promptly the Agent of the occurrence of any Event of
Default and of the steps being taken to nullify or mitigate the effects thereof.

        4.03     Negative Pledge of Obligors' Shares.  The Guarantor, currently the registered and beneficial owner of
100% of the issued and outstanding shares of the capital stock (the "Shares") of the Borrower, will not, prior to the Expiration Date or the full payment or performance of the Loan, pledge, assign, transfer or deliver the
Shares of the Borrower except in favor of the Agent, the Security Trustee or the Banks in connection with the
Reimbursement Agreement.  To the extent that another Subsidiary of the Guarantor becomes an Obligor under and pursuant to the terms of the Reimbursement Agreement, the Guarantor will not, prior to the Expiration Date, pledge, assign, transfer or deliver any of the issued and outstanding shares of the capital stock of such Obligor except in favor of the Agent, the Security Trustee or the Banks in connection with the Reimbursement Agreement.

5.       PAYMENTS

        5.01     Payment.   (A)     All payments by the Guarantor under this Guaranty shall be made in the same manner as the Obligors are required to make payments under the Reimbursement Agreement as specifically set forth therein.

                (B)      On all sums for which the Guarantor is liable hereunder interest shall be due at the rate specified in Clause 2.3(b) in the Reimbursement Agreement from the date of the demand made hereunder until the date of payment of such amount by the Guarantor.

        5.02     Currency of Account.   (A) If for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in
Dollars under this Guaranty then the conversion shall be made, in the discretion of the Security Trustee, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the
Creditors shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Guaranty.

                  (B)      If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Guarantor shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this
Guaranty in Dollars; any excess over the amount due received or collected by the Creditors shall be remitted to the Guarantor.

                  (C)      Any amount due from the Guarantor under this Section shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guaranty, the Reimbursement Agreement or any of the Security Documents; provided, however, that nothing herein shall be construed so as to permit the Creditors to recover amounts from the Guarantor previously paid by any other party other than as provided in Section 6.1(G) hereof.

                  (D)      The term "rate of exchange" in this Section means the rate at which the Security
Trustee in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

        5.03     Taxes; Withholdings.   Should the Guarantor be compelled by law, regulation, decree, order or stipulation to make any deduction or withholding on account of any present or future taxes (including, without limitation, property, sales, use, consumption, franchise, capital, occupational, license, value added, excise, stamp, levies and imposts taxes and customs and other duties), assessments, fees (including, without limitation, documentation, license, filing and registration fees), deductions, withholdings and charges of any kind or nature whatsoever, together with any penalties, fines, additions to tax or interest thereon, however imposed, withheld, levied, or assessed by any country or governmental subdivision thereof or therein, any international authority or any other taxing authority ("Taxes") from any payment due under this Guaranty for the account of the Creditors, the sum due from the Guarantor in respect of such payment shall be increased by such additional amounts necessary to ensure that, after the making of such deduction or withholding with respect to Taxes, the relevant Creditor receives a net sum equal to the sum which it would have received had no such deduction or withholding with respect to Taxes been made and the Guarantor shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any such additional payment not being made to the Creditors on the due date for such payment.  The Guarantor will deliver to the Agent evidence satisfactory to the Agent including all relevant tax receipts that such Tax has been duly remitted to the appropriate authority.  Notwithstanding the preceding sentence, the Guarantor shall not be required to pay additional amounts or otherwise indemnify the Creditors for or on account of:

                (i)      Taxes based on or measured by the overall net income of any Creditor for Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are solely imposed as a result of the activities of the
Obligors within the relevant taxing jurisdiction;

                (ii)     Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on any
Creditor that would not have been imposed but for such Creditor's being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Transaction
Documents, but only to the extent such Taxes are not imposed as a result of the activities of any of the Obligors or the Guarantor within the relevant taxing jurisdiction or the legal status of the Obligors or the Guarantor under the laws of the relevant taxing jurisdiction;

                (iii)    Taxes imposed on or with respect to a Creditor as a result of a transfer, sale, assignment, or other disposition by such Creditor of any interest in any Transaction Document or any Vessel (other than a transfer pursuant to an exercise of remedies upon an Event of Default);

                (iv)     Taxes imposed on, or with respect to, a transferee (or a subsequent transferee) of an original Creditor
(and including as such a transferee a Creditor whose shares of stock have been transferred or the purchaser of a participation in any Commitment) to the extent of the excess of such Tax over the amount of such Tax that would have been imposed on, or with respect to, such original Creditor had there not been a transfer, sale, assignment or other disposition of the shares of such Creditor or a transfer, sale, assignment or other disposition by such original Creditor of any interest in any Vessel or any Transaction Document (in each case, other than any transfer pursuant to the exercise of remedies as a result of an Event of Default that shall have occurred and be continuing); or

                (v)      Taxes imposed on any Creditor that would not have been imposed but for any failure of such Creditor to comply with any return filing requirement or any certification, information, documentation, reporting or other similar requirement known to such Creditor, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes.

6.       PRESERVATION OF RIGHT  (A) The obligations of the Guarantor contained herein are to be continuing obligations which shall (i) continue in full force and effect irrespective of the legality, validity or enforceability of any other clause or provision of this Guaranty or any clause or provision of the Reimbursement
Agreement or the Security Documents and notwithstanding the winding-up or dissolution of any of the Obligors or any change in their status, function, control or ownership, (ii) not be satisfied by any intermediate payment or satisfaction of any part of any sum or sums of money owing by the Guarantor under this Guaranty, or by any of the
Obligors under the Reimbursement Agreement, or by any other guarantor under its guarantee of the obligations of any of the Obligors under the Reimbursement Agreement, (iii) remain in operation until all monies owing under this Guaranty, the Reimbursement Agreement and the Security Documents have been paid in full and (iv) be in addition to and not in substitution for or in derogation of any other security in respect of the obligations of each of the Obligors under the Reimbursement Agreement or the Security Documents held by any Person to whom the benefit of the Guarantor's obligations are given.

                (B)      The obligations of the Guarantor contained herein shall be the primary obligations and debts of the
Guarantor and accordingly no Person to whom the benefit of such obligations is given shall be obliged before enforcing such obligations (i) to make any demand of any of the Obligors, (ii) to take proceedings or obtain judgment against any of the Obligors in any court, (iii) to make or file any claim in a bankruptcy or liquidation of any of the Obligors or (iv) to enforce any other security held by such Person in respect of the obligations of any of the Obligors under the Reimbursement Agreement or the Security Documents and to the extent permitted by applicable law the Guarantor hereby agrees to refrain from the exercise of any and all privileges or exceptions of any nature which may be available to guarantors under the law governing this Guaranty.

                (C)      The Guarantor agrees that its obligations hereunder shall not be in any way discharged or impaired by any forbearance (whether as to payment or otherwise) or any time or other indulgence given to any of the Obligors in relation to all or any of the obligations assumed by any of the Obligors in the Reimbursement Agreement or the
Security Documents or by any variation of any clause or provision of the Reimbursement Agreement or the Security
Documents or any document securing the Reimbursement Agreement and the Security Documents (whether or not the
Guarantor shall be party to or cognizant of the same) or by any act, thing, omission or means which, but for this provision, would or might constitute a legal or equitable discharge or defense of the Guarantor.

                (D)      The Guarantor agrees that so long as any of the Obligors remain under any actual or contingent liability under the Reimbursement Agreement and the Security Documents any rights which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder (a) to be indemnified by any of the
Obligors and/or (b) to claim any contribution from any other guarantor of any of the Obligors' obligations under the Reimbursement Agreement or the Security Documents and/or (c) to take the benefit (in whole or in part) of any security taken pursuant to this Guaranty or the Reimbursement Agreement or the Security Documents by, all or any
of the Persons to whom the benefit of the Guarantor's obligations are given, shall be exercised by the Guarantor in such manner and upon such terms as the Creditors may require and further agrees to hold any monies at any time received by it as a result of the exercise of any such rights for and on behalf of and to the order of the
Creditors for application in or towards payment of any sums at any time owed by any of the Obligors under the
Reimbursement Agreement or the Security Documents.

                (E)      The Guarantor hereby waives any presentment, demand of payment, protest and notice of nonpayment or protest thereof or of any exchange, sale, surrender, release or other handling or disposition of collateral.

                (F)      The Guarantor agrees that its liabilities hereunder shall be unconditional irrespective of any circumstance which might otherwise constitute a discharge at law or in equity of a surety.  The Guarantor also agrees that all payments made by any of the Obligors to the Creditors on any obligation hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from, or repaid by, the Creditors in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against any of the Obligors or otherwise, this Guaranty shall continue to be fully applicable to and shall be reinstated in respect of such obligation to the same extent as though the payment so recovered or repaid had never been made.

                (G)      In the event any of the obligations hereby guaranteed are guaranteed by any other Person, firm or entity, the obligations of the Guarantor hereunder shall be joint and several with such other guarantor and any other party liable upon or in respect of any obligation hereby guaranteed may be released without affecting the liability of the Guarantor hereunder.

        6.01     Waiver.   The Guarantor agrees to waive any right or defense (except as shall be required by applicable statute and cannot be waived) and to refrain from the exercise of any and all privileges or exceptions of any nature which may be available to guarantors under the law governing this Guaranty, including the following:

                (A)        the election by any of the Creditors to foreclose on any security held by such Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any of the Obligors or any security; and

                (B)        all presentments, demand for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this
                           Guaranty, and notices of the existence, creation or incurring of new or additional
                           Indebtedness; and the Guarantor assumes all responsibility, for being and keeping itself informed of the Obligors' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no liability regarding such circumstances or risks.

        6.02     Set-off.  Nothing in this Guaranty shall impede the right of the Creditors to apply (and the Guarantor agrees that the Creditors may apply) any credit balance (whether or not then due) to which it is at any time entitled on any account of the Guarantor (whether in its own name or jointly with any other Person) with any of the Creditors in satisfaction of any sum due and payable from the Guarantor to the Creditors under this Guaranty but unpaid, to the extent that it is entitled to do so by law.  The Creditors shall not be obliged to exercise any right given by this Section.

        6.03     Conditional Discharge and Retention of Security.   The Guarantor further guarantees that any payment
made by any of the Obligors to the Creditors on any obligation guaranteed hereby will, when made, be final and agrees that any settlement, discharge or release between the Guarantor and the Creditors shall be conditional on no security given or payment made to the Creditors by any of the Obligors or any other Person being avoided or reduced by virtue of any enactments relating to bankruptcy, moratorium, reorganization, insolvency or liquidation for the time being in force.  The Creditors shall be entitled to recover the value or amount of any such security or payment or, as the case may be, reduction from the Guarantor subsequently as if such settlement, discharge or release had not occurred.

7.       BENEFIT OF GUARANTY; ASSIGNMENT.

         This Guaranty shall be binding on the Guarantor and its successors and permitted assigns and shall enure to the benefit of the Security Trustee on behalf of the Creditors, and be enforceable by the Security Trustee on behalf of the Creditors, and its respective successors and assigns.  The Guarantor may not assign or otherwise transfer any of its rights or obligations under this Guaranty without the written consent of all of the Creditors.

8.       NOTICES

         All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Guarantor at the address or telecopy number set forth below and to the Security Trustee at its address and telecopy number set forth on the signature page of the Reimbursement Agreement or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto.  Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this
Section or when delivery at such address is refused.

If to the Guarantor:

                           c/o Teekay Shipping Limited
                           TK House
                           Bayside Executive Park
                           West Bay Street & Blake Road

                           P.O. Box AP-59212
                           Nassau, Bahamas
                           Telecopy No.:  242-502-8840

9.       ENTIRE AGREEMENT; AMENDMENTS.

         This Guaranty constitutes the entire agreement of the parties hereto.  This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor and the Security Trustee, on behalf of the
Banks.

10.      GOVERNING LAW, JURISDICTION, JURY WAIVER

         THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
UNITED STATES OF AMERICA.

                  The Guarantor agrees that any legal action or proceeding arising out or in pursuance of this
Guaranty or any of the Security Documents may be brought in the Courts of the State of New York, U.S.A. or in the
United States District Court for the Southern District of New York, which courts shall have jurisdiction to hear and determine any such legal action or proceeding.  Such submission shall not (and shall not be construed as to)
limit the right of the Banks to commence any proceedings relating to this Guaranty or any of the Security
Documents in whatsoever jurisdiction it shall deem fit. The Guarantor agrees that any writ, notice, order or judgment or other legal process of documents in connection with such proceedings may be served upon the Guarantor by delivering the same to the Guarantor by registered mail (airmail if international) addressed thereto, c/o
Watson, Farley & Williams, 380 Madison Avenue, New York, New York 10017 and that such service shall be deemed good service on the Guarantor for all purposes.

                  IT IS MUTUALLY AGREED BY AND BETWEEN THE GUARANTOR AND THE SECURITY TRUSTEE, ON BEHALF OF THE
CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY
PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH
THIS GUARANTY, THE REIMBURSEMENT AGREEMENT OR THE SECURITY DOCUMENTS.

                  IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized representative on the day and year first above written.

                                                     TEEKAY SHIPPING CORPORATION

                                                     By: /s/ John S. Osborne, Jr.
                                                         ---------------------------
                                                        Name:  John S. Osborne, Jr.
                                                        Title:   Attorney-in-Fact

                           ACCEPTED AND AGREED:

                                                     NEDSHIP BANK (AMERICA) N.V., as
                                                       Security Trustee for the
                                                       Creditors

                                                     By: /s/ Matthew R. Cooley
                                                         ----------------------------
                                                        Name:  Matthew R. Cooley
                                                        Title: Attorney-in-Fact

01029.004 #222434